Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:

1W7 Carpark, LLC,

a Delaware limited liability company

By:	MIC 2029 7-Pack Holdco, LLC,
a Delaware limited liability company, as sole member

	By:	Mobile Infra Operating Company, LLC,
a Delaware limited liability company, as sole member

		By:	/s/ Stephanie Hogue
		Name:	Stephanie Hogue
		Title:	President, Treasurer and Secretary

MVP Indianapolis City Park Garage, LLC,

a Delaware limited liability company

By:	MIC 2029 7-Pack Holdco, LLC,
a Delaware limited liability company, as sole member

	By:	Mobile Infra Operating Company, LLC,
a Delaware limited liability company, as sole member

		By:	/s/ Stephanie Hogue
		Name:	Stephanie Hogue
		Title:	President, Treasurer and Secretary

MVP Hawaii Marks Garage, LLC,

a Delaware limited liability company

By:	MIC 2029 7-Pack Holdco, LLC,
a Delaware limited liability company, as sole member

	By:	Mobile Infra Operating Company, LLC,
a Delaware limited liability company, as sole member

		By:	/s/ Stephanie Hogue
		Name:	Stephanie Hogue
		Title:	President, Treasurer and Secretary

[Signature Page to Loan Agreement]

BORROWERS:

Denver 1725 Champa Street Garage, LLC,

a Delaware limited liability company

By:	MIC 2029 7-Pack Holdco, LLC,
a Delaware limited liability company, as sole member

	By:	Mobile Infra Operating Company, LLC,
a Delaware limited liability company, as sole member

		By:	/s/ Stephanie Hogue
		Name:	Stephanie Hogue
		Title:	President, Treasurer and Secretary

322 Streeter Holdco, LLC,

a Delaware limited liability company

By:	MIC 2029 7-Pack Holdco, LLC,
a Delaware limited liability company, as sole member

	By:	Mobile Infra Operating Company, LLC,
a Delaware limited liability company, as sole member

		By:	/s/ Stephanie Hogue
		Name:	Stephanie Hogue
		Title:	President, Treasurer and Secretary

222 W 7th Holdco, LLC,

a Delaware limited liability company

By:	MIC 2029 7-Pack Holdco, LLC,
a Delaware limited liability company, as sole member

	By:	Mobile Infra Operating Company, LLC,
a Delaware limited liability company, as sole member

		By:	/s/ Stephanie Hogue
		Name:	Stephanie Hogue
		Title:	President, Treasurer and Secretary

[Signature Page to Loan Agreement]

BORROWERS:

222 Sheridan Bricktown Garage, LLC,

a Delaware limited liability company

By:	MIC 2029 7-Pack Holdco, LLC,
a Delaware limited liability company, as sole member

	By:	Mobile Infra Operating Company, LLC,
a Delaware limited liability company, as sole member

		By:	/s/ Stephanie Hogue
		Name:	Stephanie Hogue
		Title:	President, Treasurer and Secretary

[signatures continue on following page]

[Signature Page to Loan Agreement]

LENDER:

ARGENTIC REAL ESTATE FINANCE 2 LLC,
a Delaware limited liability company

By:	Argentic Investment Management LLC,
its Investment Manager

By:	/s/ Ryan Supple
Name:	Ryan Supple
Title:	Authorized Signatory

[Signature Page to Loan Agreement]

LOAN AGREEMENT

Dated as of December 6, 2024

By and Among

Borrowers (as defined herein)

and

ARGENTIC REAL ESTATE FINANCE 2 LLC,
as Lender

TABLE OF CONTENTS

Page

LOAN AGREEMENT

LOAN AGREEMENT dated as of December 6, 2024 (as the same may be modified, supplemented, amended or otherwise changed, this "***Agreement***") by and among **1W7 CARPARK, LLC**, a Delaware limited liability company, **222 W 7TH HOLDCO, LLC**, a Delaware limited liability company, **222 SHERIDAN BRICKTOWN GARAGE, LLC**, a Delaware limited liability company, **322 STREETER HOLDCO, LLC**, a Delaware limited liability company**, DENVER 1725 CHAMPA STREET GARAGE, LLC**, a Delaware limited liability company, **MVP HAWAII MARKS GARAGE, LLC**, a Delaware limited liability company and **MVP INDIANAPOLIS CITY PARK GARAGE, LLC**, a Delaware limited liability company (each a "***Borrower***" and collectively together with their permitted successors and assigns, "***Borrowers***"), and **ARGENTIC REAL ESTATE FINANCE 2 LLC** (together with its successors and assigns, "***Lender***").

1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1 **Specific Definitions**. The following terms have the meanings set forth below:

"***1 West 7th Ohio Borrower***" shall mean 1W7 Carpark, LLC, a Delaware limited liability company.

"***1 West 7th Property***" shall mean the Property located at 7 West 7th Street (a/k/a 1 West 7th Street), Cincinnati, Ohio 45202.

"***222 Sheridan Property***" shall mean the Property located at 222 East Sheridan Avenue, Oklahoma City, Oklahoma 73104.

"***222 West 7th Property***" shall mean the Property located at 222 West 7th Street, Cincinnati, Ohio 45202.

"***Affiliate***" shall mean, as to any Person, any other Person (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such Person; or (ii) which, directly or indirectly, beneficially owns or holds ten percent (10%) or more of any class of stock or any other ownership interest in such Person; or (iii) ten percent (10%) or more of the direct or indirect ownership of which is beneficially owned or held by such Person; or (iv) which is the spouse, issue or parent of such Person, or which is a trust or estate, the beneficial owners of which are the spouse, issue or parent of such Person; or (v) which directly or indirectly is a general partner, controlling shareholder, managing member, officer, director, trustee or employee of such Person.

"***Allocated Loan Amount***" shall mean, with respect to each Property, the amount set forth with respect to such Property on Schedule 6 hereto.

"***Alteration Threshold***" shall mean the lesser of (a) $500,000 or (b) five percent (5%) of the Allocated Loan Amount attributable to a Property.

"***Approved Capital Expenses***" shall mean out-of-pocket Capital Expenses incurred by Borrower after the date hereof and payable to third parties that are not Affiliates of Borrowers

and/or Guarantor, which Capital Expenses shall either be (i) included in the Approved Capital Budget for the current calendar year or (ii) approved by Lender, which approval shall not be unreasonably withheld or delayed.

"***Approved Leasing Expenses***" shall mean actual out-of-pocket expenses incurred by a Borrower after the date hereof and payable to third parties that are not Affiliates of any Borrower or Guarantor in leasing space at any Property pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvements, which expenses are (A) specifically approved by Lender in connection with approving the applicable Lease, or (B) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender's approval under the Loan Documents, and Lender shall have received (and approved, if applicable) a budget for such tenant improvement costs and a schedule of leasing commission payments payable in connection therewith, or (C) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed. Approved Leasing Expenses shall be substantiated by executed documents and contracts evidencing the same, including Lease documents and brokerage agreements.

"***Approved Operating Expenses***" shall mean operating expenses incurred by a Borrower after the date hereof that (i) are included in the Approved Operating Budget for the Property owned by such Borrower for the current calendar month, (ii) are for Property Taxes, insurance premiums, electric, gas, oil, water, sewer or other utility service to any Property, (iii) are other similar operating expenses that are non-discretionary in nature, (iv) are Emergency Expenditures or (v) are approved by Lender, which approval shall not be unreasonably withheld or delayed.

"***Argentic***" shall mean Argentic Real Estate Finance 2 LLC.

"***Available Cash***" shall mean, as of each Payment Date during the continuance of a Cash Management Period, the amount of Rents, if any, remaining in the Deposit Account after the application of all of the payments required under clauses (i) through (vi) of Section 3.2(a) hereof.

"***Bankruptcy Code***" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights, or any other federal or state bankruptcy or insolvency law.

"***Business Day***" shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

"***Calculation Date***" shall mean the last day of each calendar quarter during the Term.

"***Capital Expenses***" shall mean expenses that are capital in nature or required under GAAP to be capitalized.

"***Cash Management Period***" shall mean a period which shall commence upon Lender giving notice to the Clearing Bank of the occurrence of any of the following: (i) the Stated Maturity Date, (ii) a Default or an Event of Default, or (iii) if, as of any Calculation Date, the Debt Service Coverage Ratio is less than 1.20:1 (a "***DSCR Cash Management Period***"); and shall end upon Lender giving notice to the Clearing Bank that the sweeping of funds into the Deposit Account may cease, which notice Lender shall only be required to give if (1) the Loan and all other obligations under the Loan Documents have been repaid in full or (2) the Stated Maturity Date has not occurred and (A) with respect to the matters described in clause (ii) above, such Default or Event of Default is no longer continuing and no other Default or Event of Default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, Lender has determined that the Properties have achieved a Debt Service Coverage Ratio of at least 1.25:1 for two (2) consecutive Calculation Dates.

"***Code***" shall mean the U.S. Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

"***Colorado Borrower***" shall mean Denver 1725 Champa Street Garage, LLC, a Delaware limited liability company.

"***Colorado Property***" shall mean 1725 Champa Street, Denver, Colorado 80202.

"***Commercial Component***" shall mean (i) the approximately 26,500 square foot retail and office component of the Marks Garage Property, (ii) the approximately 16,700 square foot retail and office component of the 1 West 7th Property; (iii) the approximately 21,000 square foot retail and office component of the 222 West 7th Property and (iv) the approximately 15,100 square foot retail and office component of the 222 Sheridan Property.

"***Common Charges***" shall mean all common expenses, charges, assessments and any other amounts payable by the owner of the Unit pursuant to the terms of the Condominium Documents.

"***Common Elements***" shall have the meaning given such term in the Condominium Documents.

"***Condo Association***" shall mean City Center Hotel/Parking Condominium Association, Inc., a Colorado nonprofit corporation.

"***Condominium Documents***" shall mean, collectively, (i) Condominium Declaration for City Center Hotel/Parking Condominium, dated of December 19, 2018, recorded on December 20, 2018 in the Office of the Clerk and Recorder of the City and County of Denver, CO, as Document Number 201161212 (the "***Declaration***") and (ii) Bylaws of City Center Hotel/Parking Condominium Association, Inc., dated December 18, 2018 and all other equivalent documents, together with all such modifications to such documents now or hereafter in effect, which affect the Unit or the Common Elements.

"***Control***" shall mean, with respect to any Person, either (i) ownership directly or indirectly of forty-nine percent (49%) or more of all equity interests in such Person or (ii) the

possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and common Control shall have correlative meanings; provided, however, that the mere granting of commercially reasonable, typical, major decision consent rights to a third party direct or indirect owner in any Borrower shall not, by itself, be deemed to constitute Control of any Borrower by such third party owner.

"***Crowdfunding***" shall mean any offer or sale of equity or debt securities of any Borrower or Guarantor or any Affiliate of any of them, involving or relating to direct or indirect interests, or any combination of direct or indirect interests, in any of the foregoing Persons, that is conducted or proposed to be conducted via the internet or through the use of other general solicitation or advertising of the investment opportunity to prospective investors by the issuer of such securities or an outline or other funding portal in a transaction or series of transactions intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, including but not limited to pursuant to the exemptions provided by Section 4(a)(6) thereof or Rule 506(c) promulgated thereunder, any other similar state securities law, or any similar transaction.

"***Debt***" shall mean the unpaid Principal, all interest accrued and unpaid thereon, any Yield Maintenance Premium, any Prepayment Premium and all other sums due to Lender in respect of the Loan or under any Loan Document.

"***Debt Service***" shall mean, with respect to any particular period, scheduled Principal and interest payments due under the Note in such period.

"***Debt Service Coverage Ratio***" shall mean, as of any date, the ratio calculated by Lender of (i) the Net Operating Income for the twelve (12)-month period ending with the most recently completed calendar month preceding the date of calculation to (ii) the Debt Service with respect to such period.

"***Debt Yield***" shall mean, as of any date, the ratio (expressed as a percentage) calculated by Lender of (i) the Net Operating Income for the twelve (12)-month period ending with the most recently completed calendar month preceding the date of calculation to (ii) the unpaid Principal as of such date.

"***Default***" shall mean the occurrence of any event hereunder or under any other Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

"***Default Rate***" shall mean a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate, compounded monthly.

"***Defeasance Collateral***" shall mean U.S. Obligations, which provide payments (i) on or prior to, but as close as possible to, all Payment Dates and other scheduled payment dates, if any, under the Note after the Defeasance Date and up to and including the Stated Maturity Date, and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments.

"***Defeasance Percentage***" shall mean the percentage derived by dividing, (i) in the case of an initial Partial Defeasance, the original principal amount of the Defeased Note by the original principal amount of the Note or (ii) in the case of a subsequent Defeasance, the amount of the subsequent Defeased Note by the original principal amount of its corresponding Undefeased Note.

"***Deposit Bank***" shall mean any bank or depository selected by Lender in its discretion.

"***Eligible Account***" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) (A) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (B) if a Securitization has occurred, as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

"***Eligible Institution***" shall mean a depository institution insured by the Federal Deposit Insurance Corporation the short-term unsecured debt obligations or commercial paper of which are rated at least "A-1" by S&P, "P-1" by Moody's and "F-1+" by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least "A" by S&P and Fitch and "A2" by Moody's.

"***Emergency Expenditures***" shall mean the incurrence of expenses that were necessary in order to (A) avoid imminent bodily injury, harm or damage to individuals or a Property, (B) avoid the suspension of any necessary service to a Property, or (C) comply with Legal Requirements, and, in each such case, with respect to which it would be impractical, in a Borrower's reasonable judgment, under the circumstances, to obtain Lender's prior written consent; provided that such Borrower shall give Lender notice of such Emergency Expenditures as soon as practicable and Lender shall have the right to consent or not consent to payment of same as an Approved Additional Operating Expense.

"***Environmental Guaranteed Obligations***" shall mean all of the covenants, obligations, representations and warranties set forth in Section 4.21 and Section 5.8 hereof and any other covenants, obligations, representations and warranties concerning Environmental Laws or Hazardous Substances herein or in any other Loan Document (collectively, the "***Environmental Provisions***"), together with Borrowers' obligations set forth in Section 5.30 hereof with respect to any Environmental Provisions.

"***ERISA***" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

"***ERISA Affiliate***" shall mean any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common Control with any Borrower or Guarantor, or is treated as a single employer together with any Borrower or Guarantor under Section 414 of the Code or Title IV of ERISA.

"***Excluded Taxes***" shall mean any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal or state withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.2.4, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender's failure to comply with Section 2.2.4(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"***FATCA***" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

"***Fiscal Year***" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

"Force Majeure Event" shall mean an act of God, strike, lockout, explosion, act of sabotage, riot, civil commotion, act of war, fire, pandemic, epidemic, other casualty or any other cause beyond the reasonable control of Borrowers which shall cause a tenant under a Material Lease to default under such lease, and for such default to remain uncured for the longer of (a) any grace or cure period under such lease to cure such default or (b) a period of ten (10) Business Days.

"***GAAP***" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

"***Governmental Authority***" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) now or hereafter in existence.

"***Guarantor***" shall mean, individually or collectively, as the context may require: (i) Mobile Infra Operating Company, LLC, a Delaware limited liability company, (ii) Stephanie

L. Hogue, an individual, (iii) Manuel Chavez III, an individual and (iv) any other Person that now or hereafter guarantees and any of Borrowers' obligations hereunder or any other Loan Document.

"***Illinois Borrower***" shall mean 322 Streeter Holdco, LLC, a Delaware limited liability company.

"***Indemnified Taxes***" shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrowers or Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

"***Indiana Borrower***" shall mean MVP Indianapolis City Park Garage LLC, a Delaware limited liability company.

"***Indiana Property***" shall mean the Property located at 120 East Washington Street, Indianapolis, Indiana 46204.

"***Interest Period***" shall mean (i) the period from the date hereof through the first day thereafter that is the fifth (5th) day of a calendar month, and (ii) each period thereafter from the sixth (6th) day of each calendar month through the fifth (5th) day of the following calendar month; except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date. Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4 hereof, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

"***Interest Rate***" shall mean a rate of interest equal to 7.755% per annum (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

"***IRS***" means the United States Internal Revenue Service.

"***Lease Termination Payments***" shall mean (i) all fees, penalties, commissions or other payments made to any Borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by any Borrower in lieu of cash security deposits, which such Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to any Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

"***Leases***" shall mean all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, a Property or the Improvements relating thereto, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder. For the avoidance of doubt, "Leases" do not include the licensing of parking spaces by Parking Manager, on behalf of a Borrower, as licensor, and an individual, as licensee.

"***Legal Requirements***" shall mean statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting any Borrower, any Loan Document or all or part of any Property or the construction, ownership, use, alteration, administration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to any Borrower, at any time in force affecting all or part of any Property.

"***Lien***" shall mean any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting all or any part of any Property or any interest therein, or any direct or indirect interest in any Borrower or Sole Member, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

"***Loan Documents***" shall mean this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Promissory Note or Promissory Notes made by Borrowers to Lender in the aggregate principal amount equal to the Loan (the "***Note***"), (ii) each Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by a Borrower, the Deed of Trust, Assignment of Leases and Rents and Security Agreement made by a Borrower to a trustee or each Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as the case may be) in favor of Lender which covers a Property (collectively, the "***Mortgages***"), (iii) each Assignment of Leases and Rents from a Borrower to Lender (collectively, the "***Assignments of Leases and Rents***"), (iv) the Assignment of Agreements, Licenses, Permits and Contracts from Borrowers to Lender, (v) the Deposit Account Control Agreement (the "***Clearing Account Agreement***") among Illinois Borrower, for itself on behalf of the other Borrowers, Sole Member, as indemnitor, Lender and the Clearing Bank, (vi) the Cash Management Agreement (the "***Cash Management Agreement***") among Illinois Borrower, in its capacity as a Borrower and as the lead Borrower on behalf of the other Borrowers, Lender and the Deposit Bank, (vii) the Guaranty of Recourse Obligations made by Guarantor (the "***Guaranty***"), (viii) each Consent and Subordination of Property Manager from a Property Manager to Lender (collectively, the "***Consent and Subordination of Property Manager***") and (ix) each Consent and Subordination of Parking Manager from a Parking Manager to Lender (collectively, "***Consent and Subordination of Parking Manager***", together with the Consent and Subordination of Property Manager, collectively, the "***Consent and Subordination of Manager***"); as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.3 hereof).

"***Major Contract***" shall mean (i) any management, brokerage or leasing agreement, (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) of a material nature (materiality for these purposes to include, without limitation, contracts which extend beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind)), in either case relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of a Property, whether written or oral, (iii) any contract or agreement that relates solely or primarily to environmental remediation or other environmental matters or (iv) any contract or agreement that is with a Borrower or an Affiliate thereof.

"***Management Agreement(s)***" shall mean, individually or collectively, as the context may require, any Property Management Agreement and/or Parking Management Agreement.

"***Manager(s)***" shall mean, individually or collectively, as the context may require, any Property Manager and/or Parking Manager.

"***Marks Garage Property***" shall mean the Property located at 1140 Bethel Street, Honolulu, Hawaii 96813.

"***Material Adverse Effect***" shall mean a material adverse effect that has occurred on (i) a Property, (ii) the business, profits, management, operations or financial condition of a Borrower, Guarantor, or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, (iv) the ability of any Borrower to timely perform its obligations under the applicable Mortgage or the other Loan Documents, or (v) the ability of Guarantor to perform its obligations under the Guaranty, each as determined by Lender.

"***Material Alteration***" shall mean any (i) individual alteration affecting (A) structural elements of a Property, (B) a roof of a Property or (C) any building system of a Property, (ii) any alteration to a Property that will have an adverse effect in any material respect on the zoning or any permits or licenses from any Governmental Authorities with respect to such Property or (iii) any non-structural alteration the cost of which exceeds the Alteration Threshold with respect to a Property; provided, however, that in no event shall any of the following constitute a Material Alteration: (a) any Required Repairs, (b) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, (c) alterations performed as part of a Restoration and (d) elevator modernization projects and repairs at a Property, the cost of which does not exceed ten percent (10%) of the Allocated Loan Amount attributable to such Property.

"***Material Lease***" shall mean (i) that certain Lease Agreement, dated as of January 1, 2023, between the Indiana Borrower, as landlord, and Denison Parking, Inc., as tenant, as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms and conditions of this Agreement (the "***Denison Parking Lease***"); or (ii) all Leases which (A) individually or in the aggregate with respect to the same tenant and its Affiliates (I) cover more than 5,000 square feet of the Improvements, or (II) have a gross annual rent of more than ten percent (10%) of the total annual Rents of any Property, (B)

provide the tenant thereunder with an option or other preferential right to purchase all or any portion of any Property, or (C) are entered into with a tenant who is an Affiliate of any Borrower or Guarantor, or (D) are entered into if a Default or Event of Default has occurred and is continuing.

"***Maturity Date***" shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

"***Minor Lease***" shall mean any Lease that is not a Material Lease.

"***Monthly Operating Expense Budgeted Amount***" shall mean the monthly amount set forth in the Approved Operating Budget incurred or to be incurred for or as of the calendar month in which such Payment Date occurs; provided that management fees payable to a Manager pursuant to its respective Management Agreement with respect to a Parking Component as part of the Monthly Operating Expense Budgeted Amount shall not exceed three percent (3.0%) of Rents (the "***Management Fee Cap***") (such Management Fee Cap to be applicable only to a Manager as of the date hereof or any future Manager that is an Affiliate of a Borrower or Guarantor).

"***Net Operating Income***" shall mean, for any period, a Property's Operating Income minus Operating Expenses:

(i) "***Operating Income***" shall mean: (A) Rent derived from the Parking Component on a trailing twelve month basis including annualized revenue from any Parking Management Agreements, adjusted to exclude parking revenues from any commercial parking contract which has expired or has been terminated; (B) Rent derived from the Commercial Component, to include annualized fixed rents, additional rents, and recoveries based on leases in place with tenants who are in occupancy (and have not "gone dark") and paying rent, excluding Rent from tenants at the Commercial Component who are delinquent in rent or have filed for bankruptcy protection and for Leases during any period when the tenant thereunder is required to provide notice of the exercise of a renewal option (and such renewal option has not yet been exercised); and (C) other income on a case-by-case basis but only to the extent it is determined by Lender to be both stabilized and recurring;

(ii) "***Operating Expenses***" shall mean (A) the actual trailing 12-month expenses (except real estate taxes and insurance premiums, which will be on their respective actual amounts (and as reflected based on the amounts of monthly escrows being collected under <u>Section 3.4</u> hereof)); (B) a management fee equal to the actual management fee, not to exceed 3.00% of operating income; (C) monthly deposits into the Capital Expense Reserve Subaccount and Rollover Reserve Subaccount, as set forth in <u>Sections 3.5</u> and <u>3.6</u> hereof; and (D) other adjustments as determined by Lender in its good faith discretion (absent manifest error) in accordance with market conventions, taking into consideration increases, decreases and fluctuations in expenses, provided, that, Lender shall consult with Borrower in the case of any material increases in expenses (other than real estate taxes and insurance premiums) pursuant to clause (D) of this definition of Operating Expenses, though the final determination shall be in Lender's good faith discretion.

"***Net Sales Proceeds***" shall mean with respect to the sale of any Property, the gross proceeds of such sale less all reasonable and customary transaction costs approved by Lender in its reasonable discretion.

"***NRSRO***" shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or its designees in connection with, or in anticipation of, a Securitization.

"***Officer's Certificate***" shall mean a certificate delivered to Lender by Borrowers which is signed by an authorized senior executive officer of Borrowers or authorized representative of the Person on behalf of whom the certificate is delivered, which officer or representative is most knowledgeable with respect to the subject matter set forth in the applicable Officer's Certificate.

"***Operations Agreements***" shall mean the REA, and any other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of any Property, together with all amendments, modifications or supplements thereto.

"***Other Charges***" shall mean all ground rents, maintenance charges, impositions other than Taxes, any "common expenses" or expenses allocated to and required to be paid by a Borrower under the REA, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.

"***Other Connection Taxes***" shall mean, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

"***Other Taxes***" shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

"***PACE Loan***" shall mean (x) any "Property-Assessed Clean Energy loan" or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to any Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against any Property.

"***Parent***" shall mean Mobile Infrastructure Corporation, a Maryland corporation.

"***Parking Component***" shall mean the parking facilities at each Property.

"***Parking Management Agreement***" shall mean a parking management agreement between a Borrower and Parking Manager, pursuant to which such Parking Manager is to manage the parking facilities at the Property owned by such Borrower, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12 hereof.

"***Parking Manager***" shall mean (i) Park Place Operations, Inc., a Georgia corporation, (ii) SP Plus Corporation, a Delaware corporation, (iii) Premium Parking Partners, L.L.C., a Louisiana limited liability company or (iv) any successor, assignee or replacement manager appointed by Borrowers in accordance with Section 5.12 hereof.

"***Payment Date***" shall mean the sixth (6th) day of each calendar month or, upon Lender's exercise of its right to change the Payment Date in accordance with Section 2.2.4 hereof, the New Payment Date (in either case, if such day is not a Business Day, the immediately preceding Business Day). The first Payment Date hereunder shall be January 6, 2025.

"***Permitted Encumbrances***" shall mean (i) the Liens created by the Loan Documents, (ii) all Liens and other matters disclosed in the Title Insurance Policies, (iii) Liens, if any, for Real Estate Taxes or Other Charges not yet due and payable and not delinquent, (iv) any workers', mechanics' or other similar Liens on a Property provided that any such Lien is bonded or discharged within thirty (30) days after a Borrower first receives notice of such Lien, and (v) such other title and survey exceptions as Lender approves in writing in Lender's discretion.

"***Permitted Prepayment Date***" shall mean October 6, 2034.

"***Permitted Transfers***" shall mean:

(i) a Lease entered into in accordance with the Loan Documents; or

(ii) a Permitted Encumbrance; or

(iii) a Transfer and Assumption pursuant to Section 5.26.2 hereof; or

(iv) a Transfer of a Property pursuant to Section 2.4.2 or Section 2.4.4 hereof;

(v) provided that no Default or Event of Default shall then exist, a Transfer of a direct or indirect interest in Sole Member to any Person provided that:

(A) such Transfer shall not (x) cause the transferee (other than Parent), together with its Affiliates, to acquire Control of any Borrower or Sole Member or to increase its direct or indirect interest in any Borrower or in Sole Member to an amount which equals or exceeds forty-nine percent (49%) or (y) result in any Borrower or Sole Member no longer being Controlled (pursuant to clause (ii) of the definition of "Control" herein) by Parent;

(B) after giving effect to such Transfer, Parent shall continue to Control (pursuant to clause (ii) of the definition of "Control" herein) the day to day operations of each Borrower and Sole Member;

(C) if such Transfer would cause the transferee, together with its Affiliates, to increase its direct or indirect interest in any Borrower or in Sole Member to an amount which equals or exceeds twenty percent (20%) (or, if such Person is not formed, organized or incorporated in, or is not a citizen of, the United States of America, ten percent (10%)), such transferee shall be a Qualified Transferee;

(D) the legal and financial structure of Borrowers and its members and the single purpose nature and bankruptcy remoteness of Borrowers and its members after such Transfer, shall satisfy Lender's then current applicable underwriting criteria and requirements; and

(E) Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer, and a post-Transfer organizational chart, not less than twenty (20) days prior to the date of such Transfer.

(vi) Any Transfer in respect of, or of a direct or indirect interest in, any Person listed on a nationally or internationally recognized stock exchange or stock quotation system.

(vii) Any Transfer in respect of, or of a direct or indirect interest in common units in Mobile Infra Operating Company, LLC ("***Mobile Operating Company***"), provided, that such Transfer shall not result in Mobile Operating Company no longer being Controlled (pursuant to clause (ii) of the definition of "Control" herein) by Parent.

Notwithstanding anything to the contrary contained in this definition of "Permitted Transfers", no Transfer affecting the Colorado Borrower and/or the Unit shall be a Permitted Transfer unless such Transfer is made in compliance with the Condominium Documents.

"***Person***" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"***Physical Conditions Reports***" shall mean, collectively, (i) that certain Property Condition Report, BBG Project 0524009135 (7th Street Parking Garage), prepared by BBG Assessments, LLC and dated as of October 30, 2024; (ii) that certain Property Condition Report, BBG Project 0524009129 (910 18th Street), prepared by BBG Assessments, LLC and dated as of October 29, 2024; (iii) that certain Property Condition Report, BBG Project 0524009133 (Bricktown Parking Garage), prepared by BBG Assessments, LLC and dated as of October 29, 2024; (iv) that certain Property Condition Report, BBG Project 0524009137 (City Parking Garage), prepared by BBG Assessments, LLC and dated as of October 29, 2024; (v) that certain Property Condition Report, BBG Project 0524009131 (Macy's Parking Garage), prepared by BBG Assessments, LLC and dated as of October 30, 2024; (vi) that certain Property Condition Report, BBG Project 0524009139 (Mark's Garage), prepared by BBG Assessments, LLC and dated as of

October 30, 2024 and (vii) that certain Property Condition Report, BBG Project 0524009127 (River East Garage), prepared by BBG Assessments, LLC and dated as of October 29, 2024.

"***Plan***" shall mean (i) an employee benefit or other plan established or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate makes or is obligated to make contributions and (ii) which is subject to Title IV of ERISA.

"***Pooling and Servicing Agreement***" shall mean any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

"***Prepayment Premium***" shall mean an amount equal to the greater of (i) two percent (2%) of any applicable prepayment, or (b) the present value as of the Prepayment Date of the Calculated Payments determined by discounting such payments at the Discount Rate. As used in this definition, (i) the term "***Prepayment Date***" means the date on which the applicable prepayment is made; (ii) the term "***Calculated Payments***" means the monthly payments of interest only which would be due from the Prepayment Date through the Permitted Prepayment Date based on the Principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum in the amount, if any, by which the Interest Rate exceeds the Prepayment Treasury Rate; (iii) the term "***Discount Rate***" means the rate which, when compounded monthly, is equivalent to the Prepayment Treasury Rate, when compounded semi-annually. The calculation of the Prepayment Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon the parties.

"***Prepayment Treasury Rate***" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Prepayment Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

"***Principal***" shall mean the aggregate unpaid principal balance of the Loan at the time in question.

"***Prohibited Entity/Ownership Structure***" shall mean any direct or indirect ownership of either any Property or any Borrower by (a) a statutory trust organized under 12 Del.C. § 3801 et seq., or any successor statute thereto, or under any similar other state of federal law, (b) any one of more Persons as tenants in common or any similar ownership structure, or (c) any one or more Persons as a result of any Crowdfunding.

"***Property***" or "***Properties***" shall mean the parcel, and collectively, the parcels of real property and Improvements thereon owned by Borrowers, including the Parking Unit, the Common Elements and Improvements thereon owned by the Colorado Borrower, and encumbered by the Mortgages; together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the granting clauses of the

Mortgages and referred to therein as the Mortgaged Property or Trust Property, as applicable. The location of each Property is identified on Schedule 1 attached hereto.

"***Property Management Agreement***" shall mean a property management agreement between a Borrower and Property Manager, pursuant to which such Property Manager is to manage the Property owned by such Borrower, as same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12 hereof.

"***Property Manager***" shall mean (i) Colliers International Real Estate Management Services (HI), LLC, a Delaware limited liability company with respect to the Marks Garage Property, (ii) Price Edwards & Company, LLC with respect to the 222 Sheridan Property or (ii) any successor, assignee or replacement manager appointed by Borrowers in accordance with Section 5.12 hereof.

"***Property Taxes***" shall mean all (i) real estate taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees ("***Real Estate Taxes***"), or (ii) personal property taxes, in each case, now or hereafter levied or assessed or imposed against all or part of any Property. In no event shall any PACE Loan be considered a Property Tax for purposes of this Agreement.

"***Qualified Replacement Manager***" shall mean a property manager or parking manager that (A) is a reputable, nationally or regionally recognized management company having at least five (5) years' experience in the management of properties that are similar to the applicable Property as to quality, location and type, (B) unless otherwise consented to by Lender, which consent shall not be unreasonably withheld, conditioned or delayed, at the time of its engagement as a parking manager, has under management at least ten (10) parking facilities of similar size as managed by the outgoing Parking Manager at a Property and (C) is not the subject of a bankruptcy or similar insolvency proceeding.

"***Qualified Transferee***" shall mean a transferee for whom, prior to the Transfer, Lender shall have received: (a) evidence reasonably acceptable to Lender that neither the proposed transferee nor its Affiliates (pursuant to clause (i) of the definition of Affiliate) (i) has ever been indicted or convicted of, or pled guilty or no contest to, a felony, (ii) has ever been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List, (iii) has ever been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has any material outstanding judgments against such proposed transferee, (v) is or has engaged in any lender liability actions, or (vi) has ever been in material default under any other loan from Lender, and (b) a credit, regulatory and background check against such proposed transferee that is reasonably acceptable to Lender (including a verification that such proposed transferee's ownership position does not cause a violation of Lender's "loan to one Borrower" policy).

"***Rating Agency***" shall mean, prior to the final Securitization of the Loan (or if a Securitization has not occurred), each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("***S&P***"), Moody's Investors Service, Inc. ("***Moody's***"), Fitch, Inc., a division of Fitch Ratings Ltd. ("***Fitch***"), DBRS, Inc., Morningstar, Inc., Kroll Bond Rating Agency or any other nationally-recognized statistical rating organization which has been designated by Lender,

and after the final Securitization of the Loan, any of the foregoing that have rated any of the securities issued in connection with the Securitization.

"***Rating Comfort Letter***" shall mean a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

"***REA***" shall mean, collectively, those certain agreements more particularly described on Schedule 10 attached hereto and made a part hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

"***Regulation AB***" shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

"***Regulation S-K***" shall mean Regulation S-K of the Securities Act, as such regulation may be amended from time to time.

"***Regulation S-X***" shall mean Regulation S-X of the Securities Act, as such regulation may be amended from time to time.

"***Related Loan***" shall mean a loan to an Affiliate of any Borrower or Guarantor or secured by a Related Property, that is included in a Securitization with the Loan, and any other loan that is cross-collateralized with the Loan.

"***Related Property***" shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is "related" (within the meaning of the definition of Significant Obligor) to a Property.

"***Release Amount***" shall mean, (i) with respect to any Property (other than the River East Property and Mark's Garage Property) released pursuant to Section 2.4.2 hereof, the greater of (A) 100% of the Net Sales Proceeds with respect to such Property and (B) 115% of the Allocated Loan Amount for such Property and (ii) with respect to the Mark's Garage Property, 130% of the Allocated Loan Amount for such Property.

"***Release Date***" shall mean the earlier to occur of (i) the third (3rd) anniversary of the date hereof and (ii) the date that is two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Code) of the REMIC Trust established in connection with the final Secondary Market Transaction involving the Loan.

"***REMIC Trust***" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

"***Rents***" shall mean all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all coal, oil and gas, mineral or other substances, royalties and bonuses), income, fees, receivables,

receipts, revenues, Stimulus Payments, economic stimulus, incentive or other similar payments received directly or indirectly from any Governmental Authority or quasi-Governmental Authority, whether in the form of aide, money, relief or another compensation scheme (including any of the foregoing initiated in connection with the COVID-19 virus or any other pandemic or epidemic), deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of each Borrower, each Manager or any of their agents or employees from any and all sources arising from or attributable to each Property (or any portion thereof) and the Improvements, including charges for parking, parking rents, oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for Property Taxes, operating expenses or other amounts payable to each Borrower (or for the account of any Borrower), revenue from telephone services, vending and all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of each Property (or any portion thereof) or rendering of services by a Borrower, each Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

"***Restoration Threshold***" shall mean $250,000.

"***River East Property***" shall mean the Property located at (i) 512 North McClurg Court, Chicago, Illinois 60611, (ii) 322 East Illinois Street, Chicago, Illinois 60611 and (iii) 511 North Columbus Street, Chicago, Illinois 60611.

"***Scheduled Defeasance Payments***" shall mean (i) in the case of a Full Defeasance, the Monthly Debt Service Payment Amounts required under the Note (or, to the extent that there has been a previous Partial Defeasance, Undefeased Note(s), as the case may be) for all Payment Dates occurring after the Defeasance Date (including the outstanding Principal balance on the Note (or Undefeased Note(s), as the case may be) as of the Stated Maturity Date) and (ii) in the case of a Partial Defeasance, the Monthly Debt Service Payment Amounts multiplied by the Defeasance Percentage for all Payment Dates occurring after the Defeasance Date (including the outstanding Principal balance on the Note (or Undefeased Note(s), as the case may be) as of the Stated Maturity Date).

"***Security Agreement***" shall mean a security agreement in form and substance that would be satisfactory to Lender (in Lender's sole but good faith discretion) pursuant to which Borrower(s) grant Lender a perfected, first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral.

"***Servicer***" shall mean a servicer selected by Lender to service the Loan, including any "master servicer" or "special servicer" appointed under the terms of any Pooling and Servicing Agreement, together with its agents, nominees or designees.

"***Significant Obligor***" has the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

"***Sole Member***" shall mean MIC 2029 7-Pack Holdco, LLC, a Delaware limited liability company, the sole member of Borrowers.

"***State***" shall mean, as to any Property, the state in which such Property is located.

"***Stated Maturity Date***" shall mean December 6, 2034, as such date may be changed in accordance with Section 2.2.4 hereof.

"***Stimulus Payments***": shall mean any funds received by or on behalf of a Borrower (including by the direct or indirect owners of a Borrower and with respect to the activities, profits or losses of such Borrower) that are paid on a monthly basis, as one-time payment or in any other manner which are payments in the nature of economic stimulus, incentive, tax credits, tax refunds or other similar payments received directly or indirectly from any Governmental Authority or quasi-Governmental Authority, whether in the form of aid, money, relief, reduction in tax liability, or another compensation scheme (including any of the foregoing initiated in connection with the COVID-19 virus or any other pandemic or epidemic).

"***Surveys***" shall mean the surveys of the Properties prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

"***Taxes***" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"***Term***" shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

"***Title Insurance Policies***" shall mean the ALTA mortgagee title insurance policies in the form acceptable to Lender issued with respect to each Property and insuring the Liens of the Mortgages.

"***Transfer***" shall mean (i) any direct or indirect sale, conveyance, transfer, encumbrance, pledge, lease or assignment, or the entry into any agreement to sell, convey, transfer, encumber, pledge, lease or assign, whether voluntary or involuntary by law or otherwise, whether or not for consideration or of record, of, on, in or affecting (x) all or part of a Property (including any legal or beneficial direct or indirect interest therein), (y) any direct or indirect interest in any Borrower (including any profit interest or rights to distribution of cash), or (z) any direct or indirect interest in Sole Member, (ii) enter into or subject a Property to a PACE Loan, (iii) with respect to any Borrower, Sole Member or any Person that has any direct or indirect interest in any Borrower or Sole Member, the division (whether pursuant to Section 18-217 of the Delaware Act or otherwise) of any assets and liabilities of such entity amongst one or more new or existing entities or (iv) any change of Control of any Borrower or Sole Member.

"***UCC***" shall mean the Uniform Commercial Code as in effect in the State or the state in which any of the Cash Management Accounts are located, as the case may be.

"***Unit***" shall mean the "Parking Unit", as further described in the Condominium Documents and on Schedule 1 attached hereto and made a part hereof.

"***Unit Owner***" shall mean the owner of a Unit.

"***U.S. Obligations***" shall mean obligations that are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended that are not subject to prepayment, call or early redemption and that are acceptable to the applicable Rating Agencies.

"***Welfare Plan***" shall mean an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

"***Yield Maintenance Premium***" shall mean an amount equal to the greater of (i) five percent (5%) of any applicable prepayment, or (ii) an amount which, when added to the outstanding Principal, would be sufficient to purchase U.S. Obligations which provide payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates under this Agreement through the Permitted Prepayment Date and (b) in amounts equal to the Monthly Debt Service Payment Amount, required under this Agreement through the Permitted Prepayment Date together with the outstanding principal balance of the Note as of the Permitted Prepayment Date assuming all such Monthly Debt Service Payment Amounts, are made (including any servicing costs associated therewith). In no event shall the Yield Maintenance Premium be less than zero.

1.2 Index of Other Definitions. The following terms are defined in the sections or Loan Documents indicated below:

"*Acceptable Blanket Policy*" - 7.1.2
"*Additional Operating Expense*" - 6.3.6
"*Annual Budget*" - 6.3.5
"*Applicable Taxes*" - 2.2.3
"*Approved Additional Operating Expense*" - 6.3.6
"*Approved Annual Budget*" - 6.3.5
"*Approved Capital Budget*" - 6.3.5
"*Approved Operating Budget*" - 6.3.5
"*Assignments of Leases and Rents*" - 1.1 (Definition of Loan Documents)
"*Award*" - 7.3.2
"*Bankruptcy Proceeding*" - 4.7
"*Borrowers' Recourse Liabilities*" - 10.1
"*Broker*" - 10.2
"*Capital Reserve Subaccount*" - 3.5
"*Cash Collateral Subaccount*" - 3.9
"*Cash Management Accounts*" - 3.10
"*Cash Management Agreement*" - 1.1 (Definition of Loan Documents)
"*Casualty*" - 7.2.1
"*Casualty/Condemnation Prepayment*" - 2.3.2
"*Casualty/Condemnation Subaccount*" - 3.7
"*Cause*" - Schedule 5

"*Transfer and Assumption*" - 5.26.2
"*Transferee Borrower*" - 5.26.2
"*Undefeased Note*" - 2.3.3
"*Underwriter Group*" - 9.2(b)
"*Updated Information*" - 9.1(b)(i)

1.3 Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word "including" means "including but not limited to," and (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2. GENERAL LOAN TERMS

2.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender is making a loan (the "***Loan***") to Borrowers on the date hereof, in the original principal amount of $75,500,000, which shall mature on the Stated Maturity Date. Each Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) repay and discharge existing loans relating to the Properties, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. Borrowers shall receive only one borrowing hereunder in respect of the Loan and no amount repaid in respect of the Loan may be reborrowed. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.

2.2 Interest; Monthly Payments.

2.2.1 Generally. From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be payable as hereinafter provided. On January 6, 2025 and each Payment Date thereafter for the remainder of the Term, the Principal and interest thereon at the Interest Rate shall be payable in equal monthly installments of $526,949.93 (the "***Monthly Debt Service Payment Amount***"); which is based on the Interest Rate and a 35-year amortization schedule. Provided that no Event of Default has occurred and is continuing, the Monthly Debt Service Payment Amount due on any Payment Date shall first be applied to the payment of interest accrued during the preceding Interest Period and the remainder of such Monthly Debt Service Payment Amount shall be applied to the reduction of the unpaid Principal. All accrued and unpaid interest and unpaid Principal shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrowers shall also pay interest that would have accrued on such repaid Principal to but not including the next Payment Date.

2.2.2 Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, calculated from the date such payment was due or such underlying Default shall have occurred without regard to any grace or cure periods contained herein, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3 Taxes. Any and all payments by Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on Lender's income, and franchise taxes imposed on Lender by the law or regulation of any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to in this Section 2.2.3 as "***Applicable Taxes***"). If any Borrower shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to Lender, the following shall apply: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.2.3), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Payments pursuant to this Section 2.2.3 shall be made within ten (10) days after the date Lender makes written demand therefor.

2.2.4 New Payment Date. Lender shall have the right, to be exercised not more than once during the Term, to change the Payment Date to a date other than the sixth (6th) day of each month (a "***New Payment Date***"), on thirty (30) days' written notice to Borrowers; provided, however, that any such change in the Payment Date: (i) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (ii) shall change the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date; provided, further, if the New Payment Date is any date between the first (1st) and the fifth (5th) of any calendar month, Borrower shall have a grace period (prior to the occurrence of an Event of Default under Section 8.1(a) hereof) with respect to payments required to be made on such New Payment Date, which grace period shall be equal to the number of days that such New Payment Date is prior to the date that is sixth (6th) of the month.

2.3 Loan Repayment.

2.3.1 Repayment. Borrowers shall repay the entire outstanding principal balance of the Note in full on the Maturity Date, together with interest thereon to (but excluding) the date of repayment and any other amounts due and owing under the Loan Documents. Borrowers shall have no right to prepay or defease all or any portion of the Principal except in accordance with Section 2.3.2 below, Section 2.3.3 below and Section 2.3.4 below. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: *First*, accrued and unpaid interest at the Interest Rate; *Second*, to Principal; and *Third,* to any other amounts then due and owing under the Loan Documents. If prior to the Permitted Prepayment Date the Debt is accelerated by reason of an Event of Default, operation of law or otherwise, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Yield Maintenance Premium and Prepayment Premium applicable to such Principal so accelerated. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on one or more of the

Properties (or any portion thereof) (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect in Lender's discretion.

2.3.2 Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a "***Casualty/Condemnation Prepayment***"), in the manner and to the extent set forth in Section 7.4.2 hereof. Each Casualty/Condemnation Prepayment, after deducting Lender's costs and expenses (including reasonable attorneys' fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1 above, and if such Casualty/Condemnation Prepayment is made on any date other than a Payment Date, then such Casualty/Condemnation Prepayment shall include interest that would have accrued on the Principal prepaid to but not including the next Payment Date. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without premium or penalty, including without limitation, the payment of the Yield Maintenance Premium or the Prepayment Premium. Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

2.3.3 Defeasance.

(a) **Conditions to Defeasance**. Provided no Event of Default shall be continuing, Borrowers shall have the right after the Release Date and prior to the Permitted Prepayment Date to voluntarily defease the entire amount of the Principal (a "***Full Defeasance***") or, in connection with the release of any Property (except the River East Property) and subject to the terms and conditions of Section 2.4.2 below, defease a portion of the Principal (a "***Partial Defeasance***") (any such Full Defeasance or Partial Defeasance, a "***Defeasance***") by providing the Defeasance Collateral (a "***Defeasance Event***"), subject to the satisfaction of the following conditions precedent:

(i) Borrowers shall give Lender not less than thirty (30) days prior written notice specifying a date (the "***Defeasance Date***") on which the Defeasance Event is to occur.

(ii) Borrowers shall pay to Lender (A) all payments of Principal and interest due on the Loan to and including the Defeasance Date and (B) all other sums, then due under the Note, this Agreement and the other Loan Documents;

(iii) Borrowers shall deposit the Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of subsections (b) and (c) of this Section 2.3.3;

(iv) Borrowers shall execute and deliver to Lender a Security Agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(v) Borrowers shall deliver to Lender an opinion of counsel for Borrowers that is standard in commercial lending transactions and subject only to

customary qualifications, assumptions and exceptions opining, among other things, that (A) Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (B) if a Securitization has occurred, the REMIC Trust formed pursuant to such Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of a Defeasance Event pursuant to this Section 2.3.3, and (C) a non-consolidation opinion with respect to the Successor Borrower;

(vi) In the case of a Partial Defeasance, the execution and delivery by Borrowers of all necessary documents to amend and restate the Note and issue two (2) substitute notes: one having a principal balance equal to the defeased portion of the original Note (the "***Defeased Note***") and the other having a principal balance equal to the undefeased portion of the original Note (the "***Undefeased Note***"). The Defeased Note and Undefeased Note shall have terms identical to the terms of the Note, except for the principal balance and a pro rata allocation of the Monthly Debt Service Payment Amount. (After a Partial Defeasance, all references hereunder and in the other Loan Documents to "***Note***" shall be deemed to mean the Undefeased Note, unless expressly provided to the contrary.) A Defeased Note cannot be the subject of any further Defeasance;

(vii) Borrowers shall deliver to Lender and the Rating Agencies a Rating Comfort Letter as to the Defeasance Event (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction);

(viii) Borrowers shall deliver an Officer's Certificate certifying that the requirements set forth in this Section 2.3.3 have been satisfied;

(ix) Borrowers shall deliver a certificate of a nationally recognized public accounting firm acceptable to Lender certifying that (A) the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments, (B) the revenue from the Defeasance Collateral will be applied within four (4) months of receipt towards payments of Debt Service, (C) the securities that comprise the Defeasance Collateral are not subject to prepayment, call or early redemption and (D) the interest income to Borrowers (or the Successor Borrower, if applicable) from the Defeasance Collateral will not in any tax year exceed the interest expense associated with the defeased Loan;

(x) Borrowers shall deliver such other certificates, opinions, documents and instruments as Lender may reasonably request; and

(xi) Borrowers shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including Lender's reasonable attorneys' fees and expenses and Rating Agency fees and expenses.

(b) **Defeasance Collateral Account**. On or before the date on which Borrowers deliver the Defeasance Collateral, Borrowers shall open at any Eligible Institution the defeasance collateral account (the "***Defeasance Collateral Account***") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance

Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender on each Payment Date and applied first to accrued and unpaid interest and then to Principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or Principal shall be retained in the Defeasance Collateral Account as additional collateral for the Loan. Borrowers shall cause the Eligible Institution at which the Defeasance Collateral is deposited to enter an agreement with Borrowers and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral in accordance with this Agreement. The Successor Borrower shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrowers shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

(c) **Successor Borrower**. In connection with a Defeasance Event under this Section 2.3.3, Borrowers shall, at the option of the Lender named herein, transfer and assign all obligations, rights and duties under and to the defeased Note, together with the Defeasance Collateral, to a successor entity designated by the Lender named herein in its sole discretion or, at the option of the Lender named herein, designated by Borrowers and approved by the Lender named herein (in each case, the "***Successor Borrower***") which shall be a Special Purpose Bankruptcy Remote Entity. Pursuant to an assumption agreement in form and substance satisfactory to Lender in its sole discretion, Borrower shall transfer and assign all obligations, rights and duties under and to the Defeased Note, together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Defeased Note and the Security Agreement and Borrowers shall be relieved of its obligations under such documents. Borrowers shall pay a minimum of $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Defeased Note and the Security Agreement. As a condition to such assignment and assumption, Borrowers shall deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrowers and such successor entity in accordance with its terms and that the Defeased Note and the Security Agreement, as so assumed, are enforceable against such successor entity in accordance with their respective terms. Borrowers shall pay all costs and expenses incurred by Lender, including Lender's attorney's fees and expenses, incurred in connection therewith.

(d) **Appointment as Attorney in Fact**. Upon the defeasance of the Loan in accordance with clauses (a), (b) and (c) of this Section 2.3.3, Borrowers shall have no further right to prepay the Note pursuant to the other provisions of this Section 2.3.3 or otherwise. In connection with the conditions set forth in this Section 2.3.3, Each Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by Borrowers. Borrowers shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this Section 2.3.3.

2.3.4 Optional Prepayments. From and after the Permitted Prepayment Date, Borrowers shall have the right to prepay the Loan in whole (but not in part), provided that Borrowers give Lender at least fifteen (15) days' prior written notice thereof. If any such prepayment is not made on a Payment Date, Borrowers shall also pay interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date. Any such prepayment shall be made without payment of the Yield Maintenance Premium or the Prepayment Premium.

2.4 Release of Properties.

2.4.1 Release on Defeasance. If Borrowers have elected a Full Defeasance and the requirements of Section 2.3.3 above and this Section 2.4 have been satisfied, the Properties shall be released from the Liens of the Mortgages and the Defeasance Collateral pledged pursuant to the Security Agreement shall be the sole source of collateral securing the Note. In connection with the releases of the Liens, Borrowers shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), releases of Liens (and related Loan Documents) for execution by Lender. Such releases shall be in a form appropriate in the jurisdiction in which the Properties are located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such releases, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement. Borrowers shall pay all costs, taxes and expenses associated with the releases of the Liens of the Mortgages, including Lender's reasonable attorneys' fees. Borrowers, pursuant to the Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Lender and applied to satisfy the obligations under the Loan Documents, including payment in full of the unpaid Principal as of the Stated Maturity Date.

2.4.2 Sale of Properties. On any Payment Date after the Release Date, Borrowers may obtain the release of any Property (except the (i) the Marks Garage Property, the release of which is governed by the provisions of Section 2.4.4 below and (ii) River East Property) from the Lien of the Mortgage encumbering such Property (and related Loan Documents) thereon upon a bona fide third-party sale of such Property, provided each of the following conditions are satisfied:

(a) The sale of such Property is pursuant to an arms' length agreement to a third party not Affiliated with any Borrower or Guarantor, and in which no Borrower and no Affiliate of Borrower and/or Guarantor has any beneficial interest;

(b) Both immediately before such sale and immediately thereafter, no Default or Event of Default shall be continuing;

(c) Borrowers shall defease an amount of Principal equal to the Release Amount for the Property in question and Borrowers shall satisfy all of the requirements of Section 2.3.3 with respect to such Partial Defeasance;

(d) in the event that, after taking into account the prepayment of Principal pursuant to subclause (c) above, the loan-to-value ratio of the Properties remaining subject to the Lien of the Loan Documents (such value to be determined by the Lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC Trust and which shall exclude the value of personal property or going concern value, if any) is greater than one hundred and twenty five percent (125%), the Principal balance of the Loan must be defeased by an amount such that the loan-to-value ratio (such value to be determined by the Lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC Trust and which shall exclude the value of personal property or, as determined based on the Lender's chosen valuation method (consistently applied), going concern value, if any) is no more than one hundred and twenty five percent (125%);

(e) After giving effect to such release, each Borrower shall remain a Special Purpose Bankruptcy Remote Entity;

(e) The representations and warranties made by Borrowers and/or Guarantor in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such sale (and after giving effect to such sale);

(f) Borrowers shall have given Lender at least twenty (20) days' prior written notice of such sale, accompanied by a copy of the applicable contract of sale and all related documents, and drafts of any applicable release documents (which shall be subject to Lender's approval);

(g) Borrowers shall have delivered to Lender a copy of the final closing settlement statement for such sale at least two (2) Business Days prior to the closing of such sale;

(h) Borrowers shall have paid to Lender all costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with such sale and the release of such Property from the Lien of the Loan Documents;

(i) Borrowers and Guarantor shall execute and deliver such documents as Lender may reasonably request to confirm the continued validity of the unreleased Loan Documents and the Liens thereof; and

(j) after giving effect to such release and Defeasance, the Debt Yield for all of the Properties then remaining subject to the Liens of the Mortgages shall be no less than the greater of (i) the Debt Yield immediately preceding such release and (ii) 10.99%.

2.4.3 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrowers, assign to Borrowers' designee (without any representation or warranty by and without any recourse against Lender whatsoever), the Liens of the Loan Documents if not theretofore released. In connection with the release of the Liens, Borrowers shall submit to Lender, not less than thirty (30) days prior to the date of repayment (or such shorter time as is acceptable to Lender in its sole discretion), a release of Liens (and related Loan Documents) for execution by Lender. Such releases shall be in a form appropriate in the jurisdiction in which the Properties are located and contain standard provisions protecting the rights of the releasing lender. In addition,

Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrowers shall pay all costs, taxes and expenses associated with the release of the Liens of the Mortgages, including Lender's reasonable attorneys' fees.

2.4.4 Partial Release of Marks Garage Property. Provided no Event of Default shall be continuing, Borrower shall have the right, only on a Business Day, to obtain the release of the Marks Garage Property from the Lien of the Mortgage encumbering such Property (and related Loan Documents) thereon upon a bona fide third-party sale of the Marks Garage Property, provided each of the following conditions are satisfied:

(a) The sale of the Marks Garage Property is pursuant to an arms' length agreement to a third party not Affiliated with any Borrower or Guarantor, and in which no Borrower and no Affiliate of Borrower and/or Guarantor has any beneficial interest;

(b) Both immediately before such sale and immediately thereafter, no Default or Event of Default shall be continuing;

(c) Borrowers shall make a prepayment of Principal in the amount equal to the Release Amount attributable to the Marks Garage Property accompanied by the Prepayment Premium on the Principal being prepaid;

(d) pay all accrued and unpaid interest on the Principal being prepaid pursuant to subclause (c) above (including, if such prepayment is not made on a Payment Date, interest that would have accrued on such prepaid Principal to, but not including, the next Payment Date);

(e) in the event that, after taking into account the prepayment of Principal pursuant to subclause (c) above, the loan-to-value ratio of the Properties remaining subject to the Lien of the Loan Documents (such value to be determined by the Lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC Trust and which shall exclude the value of personal property or going concern value, if any) is greater than one hundred and twenty five percent (125%), the Principal balance of the Loan must be defeased by an amount such that the loan-to-value ratio (such value to be determined by the Lender in its reasonable discretion based on a commercially reasonable valuation method permitted to a REMIC Trust and which shall exclude the value of personal property or, as determined based on the Lender's chosen valuation method (consistently applied), going concern value, if any) is no more than one hundred and twenty five percent (125%);

(f) After giving effect to such release, each Borrower shall remain a Special Purpose Bankruptcy Remote Entity;

(g) The representations and warranties made by Borrowers and/or Guarantor in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such sale (and after giving effect to such sale);

(h) Borrowers shall have given Lender at least twenty (20) days' prior written notice of such sale, accompanied by a copy of the applicable contract of sale and all related documents, and drafts of any applicable release documents (which shall be subject to Lender's approval);

(i) Borrowers shall have delivered to Lender a copy of the final closing settlement statement for such sale at least two (2) Business Days prior to the closing of such sale;

(j) Borrowers shall have paid to Lender all costs and expenses (including reasonable attorneys' fees) incurred by Lender in connection with such sale and the release of the Marks Garage Property from the Lien of the Loan Documents;

(k) Borrowers and Guarantor shall execute and deliver such documents as Lender may reasonably request to confirm the continued validity of the unreleased Loan Documents and the Liens thereof; and

(g) after giving effect to such release, prepayment and Defeasance, the Debt Yield for all of the Properties then remaining subject to the Liens of the Mortgages shall be no less than the greater of (i) the Debt Yield immediately preceding such release and (ii) 10.99%.

2.5 Payments and Computations.

2.5.1 Making of Payments. Except as provided in Section 2.2.1 hereof, each payment by a Borrower or Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrowers. Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day that is immediately preceding such due date (notwithstanding such adjustment of due dates, Borrowers shall not be entitled to any deduction of interest due under this Agreement, the Note or any of the other Loan Documents). All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys' fees and court costs.

2.5.2 Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3 Late Payment Charge. If any Principal (other than the balloon payment of Principal due on the Maturity Date), interest or other regularly scheduled payment under any Loan Document is not paid by Borrowers on the date on which it is due, Borrowers shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the "*Late Payment Charge*"), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents. The acceptance of a Late Payment Charge hereunder shall not constitute a waiver by Lender of any Default or Event of Default then existing pursuant to the Loan Documents. Lender's failure to collect a Late Payment Charge at any time shall not constitute a

waiver of Lender's right thereafter, at any time and from time to time (including upon acceleration of the Note or upon payment in full of the Loan), to collect such previously uncollected Late Payment Charge or to collect subsequently accruing Late Payment Charges.

3. CASH MANAGEMENT AND RESERVES

3.1 Cash Management Arrangements. (a) Except as otherwise provided in Section 3.1(b), each Borrower shall, or shall cause Parking Managers to, at all times, deposit all Rents with respect to the Parking Component (and any Rents that Parking Managers collect from tenants at the Commercial Component for use of the parking facilities in the Parking Component) into an Eligible Account (the "***Clearing Account***") established and maintained by Borrowers at a local bank selected by Borrowers and reasonably approved by Lender, which shall at all times be an Eligible Institution (the "***Clearing Bank***") as more fully described in the Clearing Account Agreement. With respect to the Commercial Component at each Property, the applicable Borrower shall at all times cause all Rents relating to the Commercial Component at its Property to be transmitted directly by commercial tenants of each such Property into the Clearing Account. Without in any way limiting the foregoing, if any Borrower or Manager receives any Rents, then (i) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (ii) other than with respect to the following Properties: 1 West 7th Property, 222 Sheridan Property, 222 West 7th Property, Colorado Property, Marks Garage Property and River East Property, or if the Denison Lease is replaced with a Parking Management Agreement in accordance with Section 5.12 hereof, the Indiana Property, such amounts shall not be commingled with any other funds or property of any Borrower or Manager and (iii) except as otherwise provided in Section 3.1(b), such Borrower or Manager shall deposit such amounts into the Clearing Account within three (3) Business Days of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into Borrowers' operating account, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Deposit Bank controlled by Lender (the "***Deposit Account***") and applied and disbursed in accordance with this Agreement and the Cash Management Agreement (provided, that if the Cash Management Account is not open on the date that the first Cash Management Period commences, then such funds shall, at the election of Lender, be swept by Clearing Bank into an account as directed by Lender or retained in the Clearing Account, in either case, until such time that the Cash Management Account is opened). Lender will also establish subaccounts of the Deposit Account, or, if applicable, the Servicer's account, which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as "***Subaccounts***"). The Deposit Account and any Subaccounts will be under the sole control and dominion of Lender, and Borrowers shall have no right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts. Notwithstanding anything to the contrary contained herein, in the Clearing Account Agreement or the Cash Management Agreement, Borrowers shall bear all risk of any loss or liability due to, and Lender shall not be liable for, (x) any acts, omissions, errors in judgment or mistakes of fact or law of the Deposit Bank or the Clearing Bank, (y) any breach by the Deposit Bank of the Cash Management Agreement or the Clearing Bank of the Clearing Account Agreement, or (z) the conservatorship, bankruptcy, receivership, insolvency, reorganization, or any similar debtor relief laws affecting the rights, remedies, powers, privileges and benefits of creditors generally, of the Deposit Bank or the Clearing Bank.

(b) Notwithstanding anything to the contrary contained in Section 3.1(a) hereof, for so long as any Parking Management Agreement is in full force and effect (or any replacement Parking Management Agreement entered into in accordance with Section 5.12 that has substantially similar provisions to those contained in each Parking Management Agreement with respect to (i) payment of "Operating Expenses" (as such term is defined in each Parking Management Agreement) by the applicable Parking Manager (as provided in Sections 5, 6 and 9 of each Parking Management Agreement) and (ii) remittance of "Operating Profit" (as such term is defined in each Parking Management Agreement) by the applicable Parking Manager to Borrowers on a monthly basis (as provided in Sections 8 and 9 of each Parking Garage Management Agreement)), Borrowers shall direct each Parking Manager to deposit all amounts required to be paid to Borrowers pursuant to Sections 5, 8 and 9 of each Parking Garage Management Agreement directly into the Clearing Account on the dates that such amounts are required to be paid to Borrowers pursuant to Sections 8 and 9 of each Parking Management Agreement. Additionally, any other amounts that Borrowers receive with respect to the Parking Component at each Property, net of any sales tax or similar Taxes required to be paid to a Governmental Authority, shall be deposited into the Clearing Account within three (3) Business Days of receipt.

(c) Lender hereby approves KeyBank National Association ("***KeyBank***") as Clearing Bank as of the date hereof, notwithstanding that KeyBank is not otherwise an Eligible Institution; provided that Borrowers acknowledge and agree that Lender may require Borrowers to enter into a new Clearing Account Agreement with an Eligible Institution for the Clearing Account at any time (i) if KeyBank's ratings are downgraded below its ratings as of the date hereof, (ii) if required in connection with any Secondary Market Transaction, or (iii) during the continuance of an Event of Default.

3.2 Property Cash Flow Allocation.

(a) During any Cash Management Period, all amounts deposited into the Deposit Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority:

(i) First, to make payments into the Tax and Insurance Subaccount as required under Section 3.4 hereof;

(ii) Second, to pay the monthly portion of the fees charged by the Deposit Bank in accordance with the Cash Management Agreement;

(iii) Third, to Lender to pay the interest and Principal due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.2(a), then due to Lender under the Loan Documents);

(iv) Fourth, to make payments into the Capital Reserve Subaccount as required under Section 3.5 hereof;

(v) Fifth, to make payments into the Rollover Reserve Subaccount as required under Section 3.6.1(a) hereof;

(vi) Sixth, funds in an amount equal to the Monthly Operating Expense Budgeted Amount (including, without limitation, an amount for the payment of management fees to a Manager in an amount not to exceed the Management Fee Cap) and any then-current Approved Additional Operating Expenses shall be disbursed to Borrowers (or to an account designated by Borrowers); and

(vii) Lastly, to make payments in an amount equal to all Available Cash on such Payment Date into the Cash Collateral Subaccount in accordance with Section 3.9 hereof.

(b) The failure of Borrowers to make all of the payments required under clauses (i) through (v) of Section 3.2(a) above in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c) Notwithstanding anything to the contrary contained in this Section 3.2 or elsewhere in the Loan Documents, after the occurrence of a Default or an Event of Default, Lender may apply all Rents deposited into the Deposit Account and other proceeds of repayment in such order and in such manner as Lender shall elect. Lender's right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

3.3 Required Repairs.

3.3.1 Completion of Required Repairs. Borrowers shall perform and complete each item of the repairs and environmental remedial work at the Properties described on Schedule 2 hereto (the "***Required Repairs***") within six (6) months of the date hereof or such shorter period of time for such item set forth on Schedule 2 hereto.

3.3.2 Required Repairs Reserves. On the date hereof, Borrowers shall deposit with Lender the aggregate amount set forth on Schedule 2 hereto, and Lender shall cause such amount to be transferred to a Subaccount (the "***Required Repairs Subaccount***"). Provided no Default or Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrowers (it being understood that no such funds shall be disbursed for purposes of "Parking Decks – paint" work set forth on Schedule 2 hereto), within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month, and provided that the first such disbursement may not occur prior to the date that is forty five (45) days after the date hereof), in increments of at least $5,000 (or such lesser amount equal to the remaining balance of the Required Repairs, and, with respect to any particular disbursement for any portion of the Required Repairs Subaccount), in an amount not to exceed the amount set forth on Schedule 2 with respect to such particular portion or item of the Required Repairs, accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (i) an Officer's Certificate (A) certifying that the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (B) identifying each Person that supplied materials or labor in connection with such Required

Repairs or any portion thereof and (C) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (ii) copies of appropriate Lien waivers or other evidence of payment satisfactory to Lender; (iii) at Lender's option, a title search for the applicable Property indicating that it is free from all Liens not previously approved by Lender; (iv) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (v) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for. Provided no Default or Event of Default shall have occurred and is continuing, upon Borrowers' completion of all Required Repairs in accordance with this Section 3.3, Lender shall release any funds remaining in the Required Repairs Subaccount, if any, to Borrowers.

3.4 Property Taxes and Insurance. (a) Borrowers shall pay to Lender (i) $1,351,744.00 on the date hereof on account of Property Taxes, (ii) $89,987.77 on the date hereof on account of Insurance Premiums, and (iii) on each Payment Date, (x) one-twelfth (1/12) of the Property Taxes that Lender estimates will be payable during the next twelve (12) months (initially $284,577.69 per month) in order to accumulate with Lender sufficient funds to pay all such Property Taxes at least thirty (30) days prior to their respective due dates and (y)(1) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable (initially $17,997.55 per month) for the renewal of the coverage afforded by the Policies upon the expiration thereof and (2) to the extent such amounts are not included in Common Charges, one-twelfth (1/12) of the annual amount of insurance premiums payable by the Colorado Borrower to the Condo Association with respect to the Policies maintained by the Condo Association pursuant to the Condominium Documents (any such premiums, the "***Common Charges Insurance Premiums***"), in each case, in order to accumulate with Lender sufficient funds, based on Lender's reasonable estimate, to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies and all such Common Charges Insurance Premiums at least thirty (30) days prior to the date such Common Charges Insurance Premiums are payable to the Condo Association. Such amounts will be transferred by Lender to a Subaccount (the "***Tax and Insurance Subaccount***").

(d) Provided that no Default or Event of Default has occurred and is continuing, Lender will (a) apply funds in the Tax and Insurance Subaccount to payments of Property Taxes, Insurance Premiums and Common Charges Insurance Premiums required to be made by Borrowers pursuant to Section 5.2 hereof and Section 7.1 hereof, provided that Borrowers have promptly supplied Lender with notices of all Property Taxes, Insurance Premiums and Common Charges Insurance Premiums due, or (b) reimburse Borrowers for such amounts upon presentation of evidence of payment; subject, however, to Borrowers' right to contest Property Taxes in accordance with Section 5.2 hereof. In making any payment relating to Property Taxes, Insurance Premiums and Common Charges Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Property Taxes) or insurer or agent (with respect to Insurance Premiums and Common Charges Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax and Insurance Subaccount will be insufficient to pay (or in excess of) the Property Taxes, Insurance Premiums or Common Charges Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required

to be made by Borrowers to the Tax and Insurance Subaccount. No amounts paid as Property Taxes, Insurance Premiums and/or Common Charges Insurance Premiums shall be deemed to be trust funds and these funds may be commingled with other funds of Lender without any requirement to pay interest to Borrowers on account of these funds.

3.5 Capital Expense Reserves.

(a) Borrowers shall pay to Lender on each Payment Date an amount initially equal to one-twelfth (1/12) of the product obtained by multiplying $50 by the aggregate number of parking spaces at the Properties (initially $21,620.83 per month). Lender will transfer such amounts into a Subaccount (the "***Capital Expense Reserve Subaccount***"). Additionally, upon thirty (30) days' prior notice to Borrowers, Lender may reassess the amount of the monthly payment required under this Section 3.5 from time to time in its reasonable discretion (based upon its then current underwriting standards).

(b) Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Expense Reserve Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month, and provided that the first such disbursement may not occur prior to the date that is forty five (45) days after the date hereof), in increments of at least $5,000 provided that (i) such disbursement is for an Approved Capital Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of the work associated with such Approved Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used to pay or reimburse Borrowers for Approved Capital Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved Capital Expenses, (B) lien waivers or other evidence of payment satisfactory to Lender unless the requested disbursement shall be used to pay for such Approved Capital Expense directly (and not reimburse Borrowers for the Approved Capital Expense previously paid for by Borrowers), in which case Borrowers shall be required to deliver such items with respect to the Approved Capital Expense which was the subject of the previous disbursement and conditional lien waivers with respect to the requested items to be paid for from the requested disbursement, (C) at Lender's option, a title search for the applicable Property or Properties indicating that such Property or Properties are free from all Liens, claims and other encumbrances not previously approved by Lender and (D) such other evidence as Lender shall reasonably request that the Approved Capital Expenses at the subject Property or Properties to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers. Any such disbursement of more than $20,000 to pay (rather than reimburse) Approved Capital Expenses may, at Lender's option, be made by direct check payable to the payee on such Approved Capital Expenses.

3.6 Rollover Reserves.

3.6.1 Rollover Reserve.

(a) Borrowers shall pay to Lender with respect to the Commercial Component on each Payment Date, an amount initially equal to one-twelfth (1/12) of the product obtained by multiplying $1.00 by the aggregate number of rentable square feet of retail and office space in the Properties (initially $6,891.00 per month). Lender will transfer such amount into a Subaccount (the "***Rollover Reserve Subaccount***"). Borrowers shall also pay to Lender for transfer into the Rollover Reserve Subaccount all Lease Termination Payments received by Borrowers. If Lender determines in its reasonable judgment that the funds in the Rollover Reserve Subaccount will be insufficient to pay (or in excess of) the amounts due or to become due for Approved Leasing Expenses, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to the Rollover Reserve Subaccount.

(b) Provided that no Default or Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month, and provided that the first such disbursement may not occur prior to the date that is forty five (45) days after the date hereof), in increments of at least $5,000, provided (i) such disbursement is for an Approved Leasing Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers' expense) performance of any construction work associated with such Approved Leasing Expense; (iii) with respect to any tenant improvement work, Borrowers shall have furnished to Lender copies of all permits, licenses and approvals required by any Governmental Authority with regard to such work that is the subject of the requested disbursement, whether necessary for commencement, completion, use or otherwise; (iv) with respect to any tenant improvement work, retainage shall be retained by Lender and shall be paid over by Lender to Borrowers, provided that no lien claims are then filed against the Property, when all of the requirements for the release of such applicable retainage have been satisfied pursuant to the terms of the applicable construction contract; and (v) the request for disbursement is accompanied by (A) an Officer's Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrowers for) Approved Leasing Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used only to pay (or reimburse Borrowers for) the previously identified Approved Leasing Expenses, (B) lien waivers or other evidence of payment satisfactory to Lender unless the requested disbursement shall be used to pay for such Approved Leasing Expense directly (and not reimburse Borrowers for the Approved Leasing Expense previously paid for by Borrowers), in which case Borrowers shall be required to deliver such items with respect to the Approved Leasing Expense which was the subject of the previous disbursement and conditional lien waivers with respect to the requested items to be paid for from the requested disbursement, (C) at Lender's option, a title search for the Property indicating that the Property is free from all Liens, claims and other encumbrances not previously approved by Lender and (D) such other evidence as Lender shall reasonably request that any construction work associated with the Approved Leasing Expense to be funded by the requested disbursement has been completed and paid for or will be paid upon such disbursement to Borrowers. Any such disbursement of more than $20,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender's option, be made by direct check payable to the payee of such Approved Leasing Expenses.

(c) Any Lease Termination Payments and any other funds deposited into the Rollover Reserve Subaccount from the Security Deposit Subaccount in accordance with Section 3.8 hereof shall be applied, at Lender's election, towards either (i) subject to the rights of Borrowers under the applicable Lease, rent arrearages under such Lease (or to cure any other tenant default under such Lease), (ii) debt service shortfalls that may arise as a result of a termination of such Lease (and Borrowers hereby authorize Lender to disburse to itself any such amounts without any request therefor by Borrowers) or (iii) funding any Approved Leasing Expenses which are anticipated to occur in connection with the re-tenanting of the space under the Lease that was the subject of such termination (in accordance with the terms and conditions of Section 3.6(b) above).

3.7 Casualty/Condemnation Subaccount. Borrowers shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation which shall be held by Lender in an Eligible Account (the "***Casualty/Condemnation Subaccount***") in accordance with the provisions of Article 7 hereof. All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Article 7 hereof.

3.8 Security Deposits. Each Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under such Borrowers' control (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of such Borrower. During a Cash Management Period, Borrowers shall, upon Lender's request, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in an Eligible Account (the "***Security Deposit Subaccount***") subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrowers together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrowers under the applicable Lease. Any funds in the Security Deposit Subaccount which any Borrower is permitted to retain pursuant to the applicable provisions of any Lease shall be transferred by Lender into the Rollover Reserve Subaccount, to be applied and disbursed in accordance with the provisions of Section 3.6 hereof. Any letter of credit or other instrument that any Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender).

3.9 Cash Collateral Subaccount. If a Cash Management Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the "***Cash Collateral Subaccount***") as cash collateral for the Debt. Any funds in the Cash Collateral Subaccount and not previously disbursed or applied shall be disbursed to Borrowers upon the termination of such Cash Management Period. Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a

prepayment of Principal (together with the applicable Yield Maintenance Premium and Prepayment Premium applicable thereto).

3.10 Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all such Borrower's right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Deposit Account and all Subaccounts created pursuant to this Agreement (collectively, the "***Cash Management Accounts***"). Each Borrower hereby grants to Lender a continuing security interest in, and agree to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Rents to Lender or (ii) deposit of such Rents into the Clearing Account. No Borrower shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect in Lender's discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest, if any, which accrues on the funds in any Cash Management Account shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrowers.

4. REPRESENTATIONS AND WARRANTIES

Each Borrower, for itself, represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 hereto with reference to a specific Section of this Article 4:

4.1 Organization; Special Purpose.

(a) Each Borrower and Sole Member is duly organized, validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower is duly qualified to do business and is in good standing in the jurisdiction in which the applicable Property is located and duly qualified in each other jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

(b) Each Borrower and Sole Member has at all times since its formation been, and as of the date hereof is, a Special Purpose Bankruptcy Remote Entity.

4.2 Proceedings; Enforceability. Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated thereby. The Loan Documents have been duly authorized, executed and delivered by each Borrower that is a party to such Loan Document and constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrowers, Sole Member, or Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrowers, Sole Member or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.3 No Conflicts. The execution, delivery and performance of the Loan Documents by each Borrower and the transactions contemplated hereby will not conflict with any provision of any law or regulation to which any Borrower is subject, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of any such Borrower pursuant to the terms of, any agreement or instrument to which any such Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of its properties. No Borrower's rights under the Licenses and the Management Agreements will be adversely affected by the execution and delivery of the Loan Documents, any Borrower's performance thereunder, the recordation of the Mortgages, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of, or compliance by any Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, has been obtained and is in full force and effect.

4.4 Litigation. Except as set forth on Schedule 3 attached hereto, there are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrowers' knowledge, threatened in writing against or affecting any Borrower, Sole Member, Guarantor, any Manager or any Property, in any court or by or before any other Governmental Authority, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

4.5 Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which could reasonably be expected to have a Material Adverse Effect. No Borrower is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect. No Borrower is in default, and no Borrower has received notice of any event or condition that with the giving of notice or the passage of time would constitute a default, in any material respect in the performance, observance or fulfillment of any of the obligations,

covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which any Borrower is a party or by which any Borrower or any Property is bound, and to Borrowers' knowledge, there are no defaults under any such agreement by any other party thereto.

4.6 **Title**. Borrowers have good, insurable and indefeasible title in fee to the real property and good title to the balance of the Properties, free and clear of all Liens except the Permitted Encumbrances. To Borrowers' knowledge, all transfer Taxes, deed stamps, intangible Taxes or other amounts in the nature of transfer Taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of each Property to a Borrower have been paid or are being paid simultaneously herewith. The Mortgages when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (i) a valid, perfected first priority lien on Borrowers' interest in the Properties and (ii) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, to the extent such liens and security interests can be perfected by the recording of the Mortgages and the filing of financing statements under the UCC, in each case subject only to any applicable Permitted Encumbrances. To Borrowers' knowledge, all mortgage, mortgage recording, stamp, intangible or other similar Taxes (if any) required to be paid by any Person under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgages, are being paid simultaneously herewith. All Taxes and governmental assessments due and owing in respect of any of the Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policies. The Permitted Encumbrances, individually or in the aggregate, do not (a) materially interfere with the benefits of the security intended to be provided by the Mortgages and this Agreement, (b) materially and adversely affect the value, operation or use of any of the Properties, or (c) impair Borrowers' ability to repay the Loan. To Borrowers' actual knowledge, no Condemnation or other proceeding has been commenced or is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties. There are no mechanics', materialman's or other similar Liens or claims which have been filed for work, labor or materials affecting any of the Properties or, to Borrowers' knowledge, which are or may become a Lien on any Property. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property. The Surveys do not fail to reflect any material matter affecting such Property or the title thereto. All of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances affecting such Property encroach upon any of the Improvements, so as to affect the value or marketability of such Property, except those which are set forth on the Surveys and insured against by the Title Insurance Policies. Each parcel comprising each Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property. To Borrowers' actual knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments.

4.7 No Bankruptcy Filing. No Borrower nor either of Sole Member or Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of such Borrower's assets or properties (a "***Bankruptcy Proceeding***"), and Borrowers have no knowledge of any Person contemplating the filing of any such petition against any Borrower or such constituent Persons. In addition, none of Borrowers, Guarantor, or Sole Member has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

4.8 Full and Accurate Disclosure. No statement of fact made by any Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as any Borrower can foresee, could reasonably be expected to have a Material Adverse Effect. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrowers, Guarantor and the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of each Borrower, Guarantor and each Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower, Guarantor or any Property from that set forth in said financial statements.

4.9 Tax Filings. To the extent required, each Borrower has filed (or has obtained effective extensions for filing) all federal, state, commonwealth, district and local Tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state, commonwealth, district and local Taxes, charges and assessments payable by such Borrower except for Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP. Each Borrower's Tax returns (if any) properly reflect the income and Taxes of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10 ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) Borrowers, Guarantor or any ERISA Affiliate are not themselves "employee benefit plans," as defined in Section 3(3) of ERISA or "plans" as defined in Section 4975 of the Code, (ii) none of the assets of Borrowers or Guarantor constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA, (iii) Borrowers and Guarantor are not and will not be "governmental plans" within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrowers or Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, neither Borrowers, Guarantor nor any ERISA Affiliate maintains, sponsors or contributes to, or has any obligations with respect to, a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) or a

"multiemployer pension plan" (within the meaning of Section 3(37)(A) of ERISA). Neither Borrowers nor Guarantor has engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material Tax imposed under the provisions of Section 4975 of the Code.

4.11 **Compliance**. Each Borrower and each Property (including the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking, building and applicable zoning and land use laws, codes, regulations and ordinances). No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could reasonably be expected to have a Material Adverse Effect. No Borrower has committed any act which may give any Governmental Authority the right to cause such Borrower to forfeit the Property owned by such Borrower or any part thereof or any monies paid in performance of such Borrower's obligations under any of the Loan Documents. Each Property is used exclusively for parking facilities and retail and office use and other appurtenant and related uses. In the event that all or any part of the Improvements at any Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrowers, threatened with respect to the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than such Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required of each Borrower for the legal use, occupancy and operation of the Properties for its current use (collectively, the "***Licenses***"), have been obtained and are in full force and effect. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

4.12 **Major Contracts**. No Borrower has entered into, or is bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender. Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by any Borrower thereunder and, to the knowledge of each Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrowers, any Manager or any other Person acting on any Borrower's behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute. Borrowers have delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender. No Major Contract has as a party an Affiliate of any Borrower.

4.13 **Federal Reserve Regulations; Investment Company Act; Bank Holding Company**. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; or (ii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. No Borrower is a "bank holding

company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

4.14 Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, "***Easements***"), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policies and are in full force and effect without default thereunder. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property absent a valid irrevocable easement. All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15 Physical Condition. Except as may be expressly set forth in the Physical Conditions Reports, each Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to any Property, whether latent or otherwise. No Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond. No portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located the flood insurance required pursuant to Section 7.1.1 hereof is in full force and effect with respect to such Property. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.16 Leases. The rent rolls attached hereto as Schedule 9 (the "***Rent Roll***") is true, complete and correct and no Property is subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll: (i) each Lease is in full force and effect; (ii) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (iii) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (iv) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (v) no tenant has made any claim against the landlord under any Lease which remains outstanding, and to Borrowers' knowledge, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (vi) to Borrowers' actual knowledge, there is no present material default by the tenant under any Lease; (vii) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.8 hereof; (viii) the applicable Borrower is the

sole owner of the entire lessor's interest in each Lease; (ix) each Lease is the valid, binding and enforceable obligation of such Borrower and the applicable tenant thereunder; (x) no Person has any possessory interest in, or right to occupy, any Property except under the terms of the Leases; (xi) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement; (xii) all work to be performed by the applicable Borrower under each Lease has been performed as required and has been accepted by the applicable tenant under such Lease; (xiii) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Borrower to any tenant under any Lease has already been received by such tenant; (xiv) no Tenant under any Lease (or any sublease) is an Affiliate of any Borrower; (xv) all tenants under the Leases are open for business and paying full, unabated rent; (xvi) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder; (xvii) no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises; (xviii) no tenant under any Lease has any right or option for additional space in the Improvements; and (xix) each Tenant is free from bankruptcy or reorganization proceedings. The copies of the Leases delivered to Lender are true and complete, and there are no oral agreements with respect thereto. None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender or except to any prior unaffiliated lender in connection with any prior loan that has been repaid in full and the obligations under which have been fully and finally extinguished, and no other Person has any interest therein except the tenants thereunder.

4.17 <u>Fraudulent Transfer</u>. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower's assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower's total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of each Borrower's assets is, and immediately following the making of the Loan will be, greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Each Borrower's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Each Borrower intends to, and believes that it will not incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and the amounts to be payable on or in respect of the obligations of such Borrower).

4.18 <u>Ownership of Borrower</u>. The exact legal names of each Borrower are: 1W7 CARPARK, LLC, 222 W 7TH HOLDCO, LLC, 222 SHERIDAN BRICKTOWN GARAGE, LLC, 322 STREETER HOLDCO, LLC, DENVER 1725 CHAMPA STREET GARAGE, LLC, MVP HAWAII MARKS GARAGE, LLC and MVP INDIANAPOLIS CITY PARK GARAGE, LLC.

With respect to 1W7 CARPARK, LLC, 222 W 7TH HOLDCO, LLC, 222 SHERIDAN BRICKTOWN GARAGE, LLC, 322 STREETER HOLDCO, LLC, DENVER 1725 CHAMPA STREET GARAGE, LLC, MVP HAWAII MARKS GARAGE, LLC and MVP INDIANAPOLIS CITY PARK GARAGE, LLC., Borrowers' Tax I.D. numbers are 87-1694253, 87-1644711, 88-1753708, 87-1663629, 87-3642374, 82-3478812 and 47-4641167, respectively; and Borrowers' Delaware Organizational I.D./file numbers are 5966407, 6748066, 5966435, 6323492, 6615996, 5935534 and 10028991, respectively. Each Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which each Borrower is organized is: Delaware. The sole managing member of each Borrower is Sole Member. The membership interests in each Borrower and of Sole Member are owned free and clear of all Liens, warrants, options and rights to purchase. No Borrower has any obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 4 is true, complete and accurate and illustrates all Persons who have a direct or indirect ownership interest in Borrower.

4.19 Purchase Options. Except as disclosed on Schedule 3 hereto, no Property nor any part thereof is subject to any purchase options, rights of first refusal to purchase any portion of the Improvements, rights of first offer to purchase any portion of the Improvements or other similar purchase option rights in favor of any Person.

4.20 Management Agreement. The Management Agreements are in full force and effect. With respect to each Management Agreement, there is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.21 Hazardous Substances. (i) To Borrowers' best knowledge, no Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or cleanup, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, "***Environmental Laws***"); (ii) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, proceedings, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of the Property ("***Toxic Mold***") or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "***Hazardous Substances***"); (iii) to Borrowers' knowledge and except as disclosed in any environmental report delivered by Borrowers to Lender, after due inquiry, no Hazardous Substances are or have been (including the period prior to such Borrower's acquisition of its Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Property other than in compliance with all Environmental Laws; (iv) to Borrowers' knowledge and except as disclosed in any environmental report delivered by Borrowers to Lender, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise

affect any Property; (v) to Borrowers' knowledge and except as disclosed in any environmental report delivered by Borrowers to Lender, no Toxic Mold is on or about any Property which requires remediation; (vi) no underground storage tanks or underground storage receptacles exist on any Property and no Property has ever been used as a landfill; and (vii) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of any Borrower or which are in Borrowers' possession which have not been provided to Lender.

4.22 **Name; Principal Place of Business**. No Borrower uses or will use any trade name, and no Borrower has done or will do business under any name other than its actual name set forth herein. The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1 hereof, and no Borrower has any other place of business.

4.23 **Other Debt**. There is no indebtedness with respect to any Property or any Borrower (directly or indirectly) or any excess cash flow or any residual interest therein, whether secured or unsecured, including, but not limited to, any mezzanine or preferred equity financing, other than Permitted Encumbrances and Permitted Indebtedness.

4.24 **Assignments of Leases and Rents**. The Assignments of Leases and Rents create a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrowers to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Properties. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

4.25 **Insurance**. Borrowers have obtained and have delivered to Lender certificates of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

4.26 **FIRPTA**. No Borrower is a "foreign person" within the meaning of Sections 1445 or 7701 of the Code.

4.27 **Fiscal Year**. Each fiscal year of Borrowers commences on January 1.

4.28 **Intellectual Property/Websites**. Other than as set forth on Schedule 8, neither any Borrower nor any Affiliate (i) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property (collectively, "***Intellectual Property***") with respect to the Properties or the use or operations thereof or (ii) is the registered holder of any website with respect to the Properties (other than Tenant websites).

4.29 **Operations Agreements**. Each Operations Agreement is in full force and effect and neither any Borrower nor, to Borrowers' knowledge, any other party to any Operations Agreement is in default thereunder, and to Borrowers' knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as described herein, the REA has not been modified, amended or supplemented.

4.30 **Illegal Activity/Patriot Act**.

(a) No portion of any Property has been or will be purchased with proceeds of any illegal activity. No Property is being used for the production, distribution or sale of marijuana, cannabis or their byproducts and no tenant is using any Property for such purpose.

(b) Neither Borrowers nor (A) any Person that Controls Borrowers, nor (B) any partner in any Borrower or member of such partner nor any owner of a direct or indirect interest in any Borrower (i) is listed on any Government Lists (as defined below), (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes of this Agreement, the term "Patriot Act Offense" shall mean any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under: (A) the criminal laws against terrorism; (B) the criminal laws against money laundering; (C) the Bank Secrecy Act, as amended; (D) the Money Laundering Control Act of 1986, as amended, or the (E) Patriot Act. "Patriot Act Offense" also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes of this Agreement, the term "Government Lists" shall mean (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control ("OFAC"), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrowers in writing is now included in "Government Lists", or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrowers in writing is now included in "Government Lists".

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 above shall survive in perpetuity.

4.31 Condominium.

(a) Colorado Borrower hereby represents and warrants that all of the Condominium Documents are in full force and effect, unmodified by any writing or otherwise.

(b) Colorado Borrower has not sent or received a notice of default under any of the Condominium Documents.

(c) All conditions of the Condominium Documents which were required to be satisfied, and all approvals which were required to be given, as of the date hereof, have been satisfied, given or waived.

(d) Neither Colorado Borrower nor, to Colorado Borrower's actual knowledge, any other party thereto, is in default under any of the terms or provisions of the Condominium Documents and no event has occurred which with the passage of time or the giving of notice or both would constitute an event of default by Colorado Borrower under any of the Condominium Documents.

(e) Colorado Borrower has delivered to Lender a true and correct copy of each of the Condominium Documents, certified by Colorado Borrower, together with true and correct copies of all amendments and modifications thereof.

(f) All Common Charges and other charges, fees, assessments and reserves under the Condominium Documents that are payable by Colorado Borrower have been paid to the extent they are payable prior to the date hereof.

(g) To Colorado Borrower's actual knowledge, the Condo Association currently maintains property insurance coverage as required under Article 10 of the Declaration. Lender is named as mortgagee on all such property insurance policies.

(h) To Colorado Borrower's actual knowledge, all of the members of the board of directors of the Condo Association (the "***Condominium Board of Directors***") and officers of the Condo Association (the "***Condominium Officers***") are listed on Schedule 12 attached hereto. The members of the Condominium Board of Directors and Condominium Officers appointed by Borrowers are designated as such on Schedule 12 attached hereto.

4.32 REA.

(a) A true, correct and complete copy of the REA has been delivered by Illinois Borrower and 1 West 7th Ohio Borrower to Lender. To Borrowers' knowledge, the REA is in full force and effect and has not been further modified or amended. To the knowledge of Illinois Borrower and 1 West 7th Ohio Borrower, there are no defaults by Illinois Borrower or 1 West 7th Ohio Borrower or any other party, under the REA and no event has occurred, which with the passage of time, the giving of notice, or both, would constitute a default by Illinois Borrower or 1 West 7th Ohio Borrower or any other party, under the REA. All sums due and payable by Illinois Borrower or 1 West 7th Ohio Borrower under the REA have been paid in full. None of Illinois Borrower and 1 West 7th Ohio Borrower nor, to Illinois Borrower's and 1 West 7th Ohio Borrower's knowledge, any other party to the REA has commenced any action or given or received any notice for the purpose of terminating the REA. All common charges and other charges, fees, assessments and reserves under the REA, if any, that are payable by Illinois Borrower and 1 West 7th Ohio Borrower have been paid to the extent they are due and payable prior to the date hereof.

(b) With respect to the River East REA, as of the date of this Agreement:

(i) Bally Total Fitness Corporation is not a tenant at the River East Property and no longer has any parking rights at the River East Property.

(ii) American Multi-Cinema, Inc. ("***AMC***") is not a tenant at the River East Property. AMC is a tenant of the Retail Owner (as defined in Schedule 10) and has a

non-exclusive right to use parking spaces pursuant to that certain Supplemental Agreement, dated June 7, 2016.

(iii) The following parties receive discounted parking rates at the River East Property:

(A) Residential tenants of the "Condominium Parcel/Residential Parcel" (as defined in the River East REA): (1) $17 per every four (4) hours; (2) $20 per every twelve (12) hours; and (3) $25 per every twenty-four (24) hours.

(B) AMC and Lucky Strike visitors (visiting the Retail Parcel (as defined in the River East REA)): $22 per hour.

(C) Embassy Suites and Loews visitors (visiting the Hotel Parcel (as defined in the River East REA)): $59 per every twenty-four (24) hours.

(c) With respect to the River East REA, Illinois Borrower has no outstanding capital work, installation, construction or other work obligations in favor of any other Owner (as defined in the River East REA) pursuant to the River East REA and no other Owner has any outstanding capital work, installation, construction or other work obligations in favor of Illinois Borrower. There are no proposed capital work, installation, construction or other work projects between the Illinois Borrower and any other Owner under the River East REA.

(d) Illinois Borrower has received written confirmation from The Cityfront Center East Maintenance Association that Illinois Borrower does not currently owe any assessments, common expenses, payments, additional charges or fees under the Cityfront Center East REA. Illinois Borrower is not currently responsible for any proportionate share of costs and liabilities under the Cityfront Center East REA or any installation or construction obligations thereunder.

5. COVENANTS

Until the end of the Term, Borrowers hereby covenant and agree with Lender that:

5.1 Existence. Each Borrower and Sole Member shall (i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (ii) continue to engage in the business presently conducted by it, (iii) obtain and maintain all Licenses and all applicable governmental authorizations, and (iv) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property owned by such Borrower.

5.2 Property Taxes and Other Charges. Borrowers shall pay all Property Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Property Taxes and the Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrowers need not pay such Property Taxes nor furnish such receipts for payment of such Property Taxes paid by Lender pursuant to Section 3.4 hereof). Borrowers shall not suffer

and shall promptly cause to be paid and discharged any Lien or charge against any Property, and shall promptly pay for all utility services provided to any Property. After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Property Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and is continuing, (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable Legal Requirements, (iii) such proceeding shall suspend the collection of the Property Taxes or such Other Charges, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which any Borrower is subject and shall not constitute a default thereunder, (v) no part of or interest in any Property will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Borrowers shall have paid such Property Taxes or Other Charges or shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than one hundred twenty five percent (125%) of the Property Taxes and Other Charges being contested, (vii) Borrowers shall promptly upon final determination thereof pay the amount of such Property Taxes or Other Charges, together with all costs, interest and penalties, to the extent not previously paid, (viii) such contest shall not affect the ownership, use or occupancy of any of the Properties, and (ix) Borrowers shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (viii) of this Section 5.2. Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

5.3 Access to Properties. Borrowers shall permit agents, representatives, consultants and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (unless an Event of Default exists) (which may be given verbally). Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from any Property, subject to the rights of tenants under Leases.

5.4 Repairs; Maintenance and Compliance; Alterations.

5.4.1 Repairs; Maintenance and Compliance. Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the Properties to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 5.4.2 below and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrowers shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement. Borrowers shall notify Lender in writing within three (3) Business Days after any Borrower first receives notice of any such non-compliance. Borrowers shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

5.4.2 Alterations. Lender's prior approval shall be required in connection with (a) any alterations to any Property which (i) constitute a Material Alteration or (ii) adversely affect any Borrower's financial condition or the value or net operating income of the Property or (b) any alterations to any Property during the continuation of any Event of Default, which approval, in each case under the foregoing clause (a)(ii) or (b), may be granted or withheld in Lender's sole discretion. In connection with any Material Alteration, (i) at Lender's election, if the aggregate cost for the Material Alteration is expected to exceed the Alteration Threshold, (x) Lender shall have received and approved (which approval shall not be unreasonably withheld, conditioned or delayed), any general contractor's agreement, architect's agreement and the plans and specifications for such work prepared by a licensed architect, in such instances where it is customary to have such plans and specifications prepared by a licensed architect (e.g., work of a structural nature), and (y) Lender shall have approved (which approval, including as to any reasonable list of proposed general contractors or architects submitted by Borrowers, shall not be unreasonably withheld, conditioned or delayed) the general contractor and architect retained for such work; (ii) if, in connection with any work the cost of which equals or exceeds $250,000, Lender has retained a construction consultant (at Borrowers' sole cost and expense) to monitor the work in question, Lender shall have received a report from such construction consultant that all of the work completed has been done substantially in compliance with the approved plans and specifications and applicable Legal Requirements; and (iii) Lender may, as a condition to giving its consent to a Material Alteration, require that Borrowers deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to one hundred twenty-five percent (125%) of the cost of the Material Alteration as estimated by Lender. Upon substantial completion of the Material Alteration, Borrowers shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with the plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens and (iii) all material Licenses necessary for the use, operation and occupancy of the portion of such Property that is the subject of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrowers shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

5.5 Performance of Other Agreements. Borrowers shall observe and perform each and every term to be observed or performed by one or more Borrowers pursuant to the terms of any agreement or instrument affecting or pertaining to any Property, including the Loan Documents and Condominium Documents.

5.6 Cooperate in Legal Proceedings. Borrowers shall cooperate fully with Lender with respect to, and permit Lender, at its option, and at Borrowers' sole cost and expense, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7 Further Assurances. Borrowers shall, at Borrowers' sole cost and expense, (i) execute and deliver to Lender such documents, instruments, certificates, assignments and other

writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; (ii) provide all such information as Lender may reasonably require to ensure Borrowers' ongoing compliance with Sections 5.26 and 5.31 hereof, including ensuring compliance with all "know your customer" procedures as Lender may from time -to - time institute with respect to loans that are of a similar size and nature as the Loan; and (iii) upon Lender's request therefor given from time to time after the occurrence of any Default or Event of Default pay for (a) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower and Sole Member and (b) searches of title to one or more of the Properties, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8 Environmental Matters.

5.8.1 Hazardous Substances. So long as one or more Borrowers own or are in possession of one or more of the Properties, each such Borrower shall (i) keep such Property, and expressly require tenants at such Property to keep such Properties owned or possessed by it free from Hazardous Substances and in compliance with all Environmental Laws, (ii) keep such Property free from any liens or encumbrances imposed pursuant to any Environmental Laws (iii) promptly notify Lender if such Borrower shall become aware that (A) any Hazardous Substance is on or near such Property, (B) such Property is in violation of any Environmental Laws or (C) any condition on or near such Property shall pose a threat to the health, safety or welfare of humans and (iv) not use construction materials containing asbestos nor install any improvements at such Property with any materials that contain asbestos and (v) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by applicable Legal Requirements (or as shall be required by Lender in the case of removal which is not required by applicable Legal Requirements, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender ("***Lender's Consultant***")), promptly after such Borrower becomes aware of same, at Borrowers' sole expense. Nothing herein shall prevent such Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

5.8.2 Environmental Monitoring.

(a) Borrowers shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all investigations, actions or claims made or threatened by any third party (including any Governmental Authority) against any Borrower or any Property or any party occupying any Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Laws and (iv) actual or potential liens or other encumbrances imposed pursuant to any Environmental Laws, whether due to any act or omission by Borrowers or any other Person. Upon becoming aware of the presence of mold or fungus at any Property, Borrowers shall (i) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate

remediation plan to eliminate the presence of any Toxic Mold, (ii) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of such Property affected by Toxic Mold, including providing any necessary moisture control systems at the affected Property), and (iii) provide evidence reasonably satisfactory to Lender of the foregoing. Borrowers shall permit Lender to join and participate in, as a party if Lender so elects, any legal or administrative proceedings or other actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance, and Borrowers shall pay all reasonable attorneys' fees and disbursements incurred by Lender in connection therewith.

(b) Upon Lender's request, at any time and from time to time, Borrowers shall provide an inspection or audit of one or more Properties designated by Lender prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near such Property or Properties, and, if a Default or Event of Default has occurred and is continuing, or if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrowers. Such inspections and audit may include soil borings and ground water monitoring. If Borrowers fail to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrowers hereby grant to Lender and its employees and agents access to the Properties and a license to undertake such inspection or audit.

(c) If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the applicable Property by any Borrower, or presently exists or is reasonably suspected of existing, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at their expense, and with respect to any Toxic Mold, Borrowers shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the affected Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Laws or as necessary to maintain the fair market value of the Property or to allow the continued use, occupation or operation of the Property ("***Remedial Work***"), Borrowers shall commence all such Remedial Work within thirty (30) days after becoming aware of the same and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law. All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrowers, including Lender's reasonable attorneys' fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrowers do not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrowers' expense. Notwithstanding the foregoing, Borrowers shall not be required to commence such Remedial Work within the above specified time period: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time period would result in any Borrower or such Remedial Work violating any Environmental Law, or (z) if Borrowers, at their expense and after prior written notice to Lender, are contesting

by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrowers shall have the right to contest the need to perform such Remedial Work, provided that, (1) Borrowers are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither any Property nor any part thereof or interest therein will be sold, forfeited or lost if a Borrower fails to promptly perform the Remedial Work being contested, and if such Borrower fails to prevail in such contest, such Borrower would thereafter have the opportunity to perform such Remedial Work, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrowers have not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither any Property nor any interest therein would be subject to the imposition of any Lien for which Borrowers have not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) Borrowers shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrowers' failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than one hundred twenty five percent (125%) of the cost of such Remedial Work as estimated by Lender or Lender's Consultant and any loss or damage that may result from Borrowers' failure to prevail in such contest.

(d) No Borrower shall install or permit to be installed on any Property any underground storage tank.

5.8.3 O & M Program. In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for any Property (including with respect to the presence of asbestos and/or lead-based paint and/or moisture mitigation) ("***O & M Program***"), Borrowers shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the Term, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.

5.8.4 Immediate Environmental Work. The environmental reports delivered to Lender in connection with the Loan recommend the development of O&M Programs for certain Properties and the performance of certain work, investigation, site monitoring, containment, cleanup, removal, or restoration more particularly set forth in Schedule 15 attached hereto and made a part hereof (the "***Immediate Environmental Work***"). Borrower shall perform or cause to be performed all Immediate Environmental Work to the satisfaction of Lender in accordance with the recommendations set forth in Schedule 15 hereof and otherwise in accordance with this Section 5.8. All such Immediate Environmental Work shall be performed within the time period(s) mutually agreed to by Lender and Borrowers. Borrowers shall promptly commence the Immediate Environmental Work and provide Lender with evidence satisfactory to Lender that Borrower has commenced and is diligently performing such work.

5.9 Title to the Properties. Borrowers will warrant and defend the title to the Properties, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10 Leases.

5.10.1 Generally. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm's-length transactions with bona fide, independent third-party tenants.

5.10.2 Material Leases.

No Borrower shall enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed. Prior to seeking Lender's consent to any Material Lease, Borrowers shall deliver to Lender a copy of such proposed lease (a "***Proposed Material Lease***"), together with any information reasonably requested by Lender relating to the proposed tenant and lease guarantor (if applicable), including any credit and background checks performed by Borrowers relating to such tenant and lease guarantor. Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender's approval is required under this Agreement within fifteen (15) Business Days of the submission by Borrowers to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. If requested by Borrowers, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial "term sheet" through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. Notwithstanding anything to the contrary contained herein, Borrowers shall not enter into a proposed Lease with a tenant that intends to use its demised premises for the production, distribution or sale of marijuana, cannabis or their byproducts (including, but not limited to, cannabidiol) or a proposed renewal (other than and except for a renewal as of right by the underlying tenant), extension or modification of an existing Lease with such a tenant without the prior written consent of Lender, which consent shall be in the sole and absolute discretion of Lender. Notwithstanding anything to the contrary contained herein, Borrower may terminate the Denison Parking Lease, provided that (a) no termination fee or penalty (if any) is payable by Borrowers to Denison Parking, Inc. in connection with such termination and (b) the Denison Parking Lease is replaced with a Parking Management Agreement in accordance with Section 5.12 hereof. Furthermore, notwithstanding anything to the contrary contained herein, in the event of the occurrence of a Force Majeure Event and Borrower presents Lender with a Proposed Material Lease containing terms that are not equivalent and/or are worse than the terms of the existing Material Lease such Proposed Material Lease is intended to replace, Lender covenants to reasonably consider the circumstances surrounding the Force Majeure Event and the necessity of a replacement tenant, when approving such Proposed Material Lease.

5.10.3 Minor Leases. (a) Notwithstanding the provisions of Section 5.10.2 above, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases shall not be subject to the prior approval of Lender provided

(i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the proposed lease shall be with a tenant that is creditworthy, as reasonably determined by Borrowers, (iv) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (a) shall provide for net effective rental rates and, if applicable, tenant improvements and leasing commission amounts, comparable to existing local market rates, and otherwise on market terms, (b) shall be arm's-length transactions with bona fide, independent third-party tenants, (c) shall have an initial term (together with all renewal options) of not less than three (3) years and not greater than ten (10) years (including all extension options), (c) shall provide for automatic self-operative subordination to the Mortgages and, at Lender's option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Liens of the Mortgages to the Lease, and (d) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the applicable Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrowers shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrowers' certification that it has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease.

5.10.4 **Additional Covenants with respect to Leases**. Each Borrower (i) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default that such Borrower shall send or receive under any Lease; (iii) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (vi) shall not modify any Lease in a manner inconsistent with the Loan Documents; (vii) shall not convey or transfer or suffer or permit a conveyance or transfer of any Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (viii) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (ix) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of the applicable Borrower's commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.

5.11 **Estoppel Statement**.

(a) After request by Lender, Borrowers shall within ten (10) days furnish Lender with a written statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the

date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b) Borrowers shall use commercially reasonable efforts to deliver to Lender, upon request, estoppel certificates from each party under any Operations Agreement, in form and substance reasonably satisfactory to Lender; provided, that Borrowers shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

(c) Borrowers shall use commercially reasonable efforts to deliver to Lender, upon request, estoppel certificates from the Condo Association, in form and substance reasonably satisfactory to Lender; *provided*, that Borrowers shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

5.12 Property Management.

5.12.1 Management Agreement. Each Borrower shall (i) cause (A) the Parking Component at the Property owned by it (other than the Indiana Property, for so long as the Denison Lease is in full force and effect) to be managed pursuant to a Parking Management Agreement, and (B) for the Properties listed in Schedule 15, the Commercial Component at the Property owned by it to be managed pursuant to a Property Management Agreement; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under such Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any default under such Management Agreement of which it is aware; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by such Borrower under such Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under such Management Agreement. If any Borrower shall default in the performance or observance of any material term, covenant or condition of a Management Agreement to which such Borrower is a party on the part of such Borrower to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing such Borrower from any of its obligations hereunder or under the Management Agreement to which such Borrower is a party, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement to which such Borrower is a party on the part of such Borrower to be performed or observed. Without Lender's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, no Borrower shall (a)(i) surrender, terminate, or cancel its Management Agreement (without entering into a replacement management agreement pursuant to Section 5.12.2 hereof) or (ii) replace its Manager(s) or enter into any other management agreement (except pursuant to Section 5.12.2 below); (b) enter into a Material Modification of its Management Agreement(s); or (c) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under its Management Agreement(s) (or any successor management agreement) if such default permits such Manager to terminate such Management Agreement (or such successor management agreement).

A "***Material Modification***" means the modification of a Management Agreement that: (i) increases the management fee payable to the Manager and/or provides for the payment of any additional fee to the Manager (in addition to the management fee and, in the case of a Property Manager, in addition to any management fee, leasing commissions, construction management fees, and project services fees) that, in the aggregate, exceeds the Management Fee Cap attributable to the applicable Property; (ii) changes in any material respect the scope of the Manager's duties; (iii) changes the provisions pertaining to remittances, disbursements and payments of funds by the Manager to the applicable Borrower in a manner adverse to the applicable Borrower or that decreases the frequency of, to less than one time per calendar month, remittances, disbursements and payments to the applicable Borrower; (iv) grants the Manager any right of first offer, right of first refusal or option to purchase or lease any portion of the applicable Property; (v) eliminates or decreases in any material respect the scope of any indemnification provisions in favor of the applicable Borrower; (vi) eliminates or alters any express rights of the Borrower's lender or mortgagee provided for in such Management Agreement; (vii) relieves the Manager from the obligations to obtain, maintain and pay for such insurance coverage as provided for in such Management Agreement or (viii) otherwise increases the obligations of, or decreases the benefits accruing to, the applicable Borrower under the Management Agreement in any material respect.

5.12.2 <u>Termination of Manager</u>.

(a) If (i) an Event of Default shall be continuing, (ii) a Manager is in default under its respective Management Agreement, (iii) a Manager shall become a debtor in any bankruptcy or insolvency proceeding or (iv) upon the gross negligence, malfeasance or willful misconduct of a Manager, Borrowers shall, at the request of Lender, terminate the Management Agreement(s) with such Manager and replace such Manager with a Qualified Replacement Manager or other replacement manager acceptable to Lender in Lender's reasonable discretion and, if a Securitization has occurred, the applicable Rating Agencies on terms and conditions satisfactory to Lender and, if a Securitization has occurred, the applicable Rating Agencies. Borrowers' failure to appoint an acceptable property manager or parking manager, as the case may be, within thirty (30) days after Lender's request of Borrowers to terminate a Management Agreement shall constitute an immediate Event of Default. Borrowers may from time to time appoint a successor manager(s) to manage the Commercial Component or the Parking Component at the Properties, as the case may be, provided that such successor property manager or parking manager, as the case may be, and Management Agreement shall be approved in writing by (x) Lender in Lender's discretion (and provided, further, if a successor property manager or parking manager, as the case may be, is a Qualified Replacement Manager and the management fee payable to such successor manager under the replacement Management Agreement is not greater than the management fee payable under the existing Management Agreement, then Lender's approval of such successor manager will not be required, provided, that, Lender retains its right to approve the terms of the proposed replacement Management Agreement) and, (y) if a Securitization has occurred, the applicable Rating Agencies (and Lender's approval may be conditioned upon Borrowers delivering a Rating Comfort Letter if the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, and if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction as to such successor manager(s) and Management Agreement). If at any time Lender consents to the appointment of a new property manager or parking manager, as the case may be, such new manager and Borrowers shall, as a condition of Lender's consent, execute a consent and subordination of

management agreement substantially in the form of the Consent and Subordination of Manager of even date herewith executed and delivered by such Manager to Lender. In addition, if any new property manager or parking manager is an Affiliate of Borrowers, Borrowers shall deliver to Lender a new substantive non-consolidation opinion letter in which Borrowers are "paired" with such new manager.

(b) Notwithstanding anything to the contrary in Section 5.12.2(a) above, the terms and conditions of a replacement Management Agreement for the Parking Component of a Property shall not require the approvals of Lender or the applicable Rating Agencies required pursuant to Section 5.12.2(a) if (a) such replacement Management Agreement is in substantially the same form as the form management agreement attached hereto as Schedule 14 ("***Form Management Agreement***"), (b) such replacement Management Agreement is entered into between the applicable Borrower and a Qualified Replacement Manager, (c) the management fee payable to the Manager under such replacement Management Agreement does not exceed the Management Fee Cap and (d) the terms of such replacement Management Agreement do not otherwise materially disadvantage the Borrower. The Form Management Agreement may be amended, modified or supplement from time to time, provided, that any such amendment, modification or supplement would not constitute a Material Modification of the Form Management Agreement (assuming for such purposes that the Form Management Agreement is a fully executed management agreement between a Borrower and Manager).

5.13 Special Purpose Bankruptcy Remote Entity. Each Borrower and Sole Member shall at all times be a Special Purpose Bankruptcy Remote Entity. No Borrower nor Sole Member shall (i) directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in such Borrower or Sole Member not being a Special Purpose Bankruptcy Remote Entity or (ii) cause any direct or indirect ownership interests in such Borrower or the Property to include any Prohibited Entity. A "***Special Purpose Bankruptcy Remote Entity***" shall have the meaning set forth on Schedule 5 hereto.

5.14 Assumption in Non-Consolidation Opinion. Each Borrower and Sole Member shall conduct their business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrowers' counsel in connection with the Loan, shall be true and correct in all respects.

5.15 Change in Business or Operation of Properties. Borrowers shall not purchase or own any real property other than the Properties and shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Properties as parking facilities and office and retail properties, or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to a Property).

5.16 Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower's business.

5.17 Affiliate Transactions. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the members of any Borrower without the prior written consent of Lender, which consent shall not be unreasonably withheld, provided that the terms are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

5.18 Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.19 No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of any Property (i) with any other real property constituting a tax lot separate from such Property, and (ii) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

5.20 Principal Place of Business. No Borrower shall change its principal place of business or chief executive office from the address set forth in Section 6.1 hereof without first giving Lender thirty (30) days' prior written notice.

5.21 Change of Name, Identity or Structure. No Borrower shall change its name, identity (including its trade name or names) or such Borrower's corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower's structure, without first obtaining the prior written consent of Lender, which consent may be conditioned upon receipt of an updated substantive non-consolidation opinion (if Lender reasonably determines that the same is necessary as a result of any Borrower's new structure). Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the Property or Properties owned by such Borrower, and representing and warranting that such Borrower does business under no other trade name with respect to such Property.

5.22 Indebtedness. No Borrower shall directly or indirectly create, incur or assume any indebtedness other than (i) the Debt and (ii) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property owned by such Borrower, which in the case of such unsecured trade payables (A) are not evidenced by a note, (B) do not exceed, at any time, a maximum aggregate amount of one percent (1%) of the Allocated Loan Amount of the Property (excluding (I) Approved Capital Expenses to the extent such Approved Capital Expenses are paid or to be paid with a disbursement from the Capital Expense Reserve Subaccount and (II) any security that Borrowers have delivered to lender for payment of the cost of an Approved Capital Expense) owned by such Borrower (or, when taken together with the unsecured trade payables of all Borrowers, one percent (1%) of the original amount of the

Principal) and (C) are paid within thirty (30) days of the date incurred (collectively, "***Permitted Indebtedness***").

5.23 Licenses; Intellectual Property; Website.

5.23.1 Licenses. No Borrower shall Transfer any License required for the operation of any of the Properties.

5.23.2 Intellectual Property. Each Borrower shall keep and maintain all Intellectual Property relating to the use or operation of the Properties and all Intellectual Property shall be held by and (if applicable) registered in the name of such Borrower. No Borrower shall Transfer or let lapse any Intellectual Property without Lender's prior consent.

5.23.3 Website. Any website with respect to any of the Properties (other than Tenant websites) shall be maintained by or on behalf of the Borrower that owns such Property and any such website shall be registered in the name of such Borrower that owns such Property. No Borrower shall Transfer any such website without Lender's prior consent.

5.24 Compliance with Restrictive Covenants. Borrowers shall at all times comply in all material respects with all Operations Agreements and Condominium Documents. No Borrower will enter into, modify, waive in any material respect or release any Easements, Operations Agreements, Condominium Documents or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender's prior written consent, which consent may be granted or denied in Lender's sole discretion.

5.25 ERISA.

(a) No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any successor or assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code. Borrowers' covenant in this clause (a) is based on the assumption that either (i) no portion of the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a "benefit plan investor" as defined in Section 3(42) of ERISA, or (ii) the requirements of an applicable prohibited transaction exemption are and will be satisfied (with respect to any action taken or to be taken, hereunder (or the exercise by Lender or any successor or assignee of any of its rights under the Note, this Agreement or the other Loan Documents)) without regard to any acts or omissions of Borrower.

(b) No Borrower shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of any Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or permit the assets of any Borrower to become "plan assets" within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

(c) Borrowers shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as reasonably requested by Lender in its discretion, that

(i) Borrowers and Guarantor are not "employee benefit plans" as defined in Section 3(3) of ERISA, which are subject to Title I of ERISA, or "governmental plans" within the meaning of Section 3(32) of ERISA; (ii) Borrowers and Guarantor are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) the assets of Borrowers and Guarantor do not constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA.

5.26 Prohibited Transfers.

5.26.1 Generally. No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer. Borrowers shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer. Borrowers shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and, if a Securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer, whether or not the same is permitted or occurs.

5.26.2 Transfer and Assumption.

(a) Notwithstanding the foregoing and subject to the terms and satisfaction of all the conditions precedent set forth in this Section 5.26.2, Borrowers shall have the right to Transfer all (but not less than all) of the Properties to another party (the "***Transferee Borrower***") and have the Transferee Borrower assume all of Borrowers' obligations under the Loan Documents, and have replacement guarantors and indemnitors assume all of the obligations of the indemnitors and guarantors of the Loan Documents (collectively, a "***Transfer and Assumption***"). Borrowers may make a written application to Lender for Lender's consent to the Transfer and Assumption, subject to the conditions set forth in paragraphs (b) and (c) of this Section 5.26.2. Together with such written application, Borrowers will pay to Lender the reasonable review fee then required by Lender. Borrowers also shall pay on demand all of the reasonable costs and expenses incurred by Lender, including reasonable attorneys' fees and expenses, and, if a Securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer and Assumption, whether or not the same is permitted or occurs.

(b) Lender's consent, which may be withheld in Lender's sole and absolute discretion, to a Transfer and Assumption shall be subject to the following conditions:

(i) Borrowers have provided Lender with not less than sixty (60) days prior written notice, which notice shall contain sufficient detail to enable Lender to determine that the Transferee Borrower complies with the requirements set forth herein;

(ii) No Default or Event of Default has occurred and is continuing;

(iii) Borrowers have submitted to Lender true, correct and complete copies of any and all information and documents of any kind requested by Lender concerning the Properties, the Transferee Borrower, replacement guarantors and indemnitors and Borrowers;

(iv) Evidence satisfactory to Lender has been provided showing that the Transferee Borrower and such of its Affiliates as shall be designated by Lender comply and will comply with Section 5.13 hereof, as those provisions may be modified by Lender taking into account the ownership structure of the Transferee Borrower and its Affiliates;

(v) If the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, then Lender shall have received a Rating Comfort Letter from the applicable Rating Agencies (if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction);

(vi) Borrowers shall have paid all of Lender's reasonable costs and expenses in connection with considering the Transfer and Assumption, and shall have paid the amount requested by Lender as a deposit against Lender's costs and expenses in connection with effecting the Transfer and Assumption;

(vii) Borrowers, the Transferee Borrower, and the replacement guarantors and indemnitors shall have indicated in writing in form and substance reasonably satisfactory to Lender their readiness and ability to satisfy the conditions set forth in subsection (c) below;

(viii) Satisfactory Patriot Act, OFAC and similar searches shall have been received by Lender with respect to (A) the Transferee Borrower, (B) any Person that Controls Transferee Borrower or owns an equity interest in the Transferee Borrower which equals or exceeds ten percent (10%) and (C) any other Person reasonably required by Lender in order for Lender to fulfill its then-current Patriot Act compliance guidelines;

(ix) the identity, experience, financial condition and creditworthiness of the Transferee Borrower and the replacement guarantors and indemnitors shall be satisfactory to Lender;

(x) The proposed property manager and/or parking manager and proposed Management Agreement shall be satisfactory to Lender and, if a Securitization has occurred, the applicable Rating Agencies; and

(xi) If all or any portion of the Loan is the subject of a co-lender, participation, syndication or other similar agreement and the consent or approval of one or more of the co-lenders, participants, syndicate lenders or other similar parties is required thereunder with respect to the proposed Transfer and Assumption, all such required consents or approvals have been obtained.

(c) If Lender consents to the Transfer and Assumption, the Transferee Borrower and/or Borrowers as the case may be, shall immediately deliver the following to Lender:

(i) Borrowers shall deliver to Lender an assumption fee in the amount of one percent (1%) of the then unpaid Principal;

(ii) Borrowers, the Transferee Borrower and the original and replacement guarantors and indemnitors shall execute and deliver to Lender any and all

documents required by Lender, in form and substance required by Lender, in Lender's sole discretion;

(iii) Counsel to the Transferee Borrower and replacement guarantors and indemnitors shall deliver to Lender opinions in form and substance satisfactory to Lender as to such matters as Lender shall require, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan (including a new substantive non-consolidation opinion with respect to the Transferee Borrower);

(iv) Borrowers shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policies in form and substance acceptable to Lender, in Lender's reasonable discretion (the "***Endorsement***"); and

(v) Borrowers shall deliver to Lender a payment in the amount of all remaining unpaid costs incurred by Lender in connection with the Transfer and Assumption, including but not limited to, Lender's reasonable attorneys' fees and expenses, all recording fees, and all fees payable to the title company for the delivery to Lender of the Endorsement.

(d) Notwithstanding anything to the contrary set forth in this Agreement, upon the closing of a Transfer and Assumption and execution of a replacement guaranty in accordance with the terms of this Section 5.26.2, Lender shall release Borrowers and Guarantor from all obligations under the Loan Documents arising from and after the date of the Transfer and Assumption.

(e) Borrowers shall pay all costs and expenses, including reasonable attorneys' fees and disbursements incurred by Lender in connection with any Transfer and any Transfer and Assumption.

5.27 Liens. Without Lender's prior written consent, no Borrower shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property or any direct or indirect legal or beneficial ownership interest in any Borrower or Sole Members, except Liens in favor of Lender and Permitted Encumbrances, unless such Lien is bonded or discharged within thirty (30) days after any Borrower first receives notice of such Lien.

5.28 Dissolution. No Borrower shall (i) engage in any dissolution, liquidation or consolidation, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise) or merger with or into any one or more other business entities, (ii) engage in any business activity not related to the ownership and operation of any Property, (iii) modify, amend, waive or terminate its qualification and good standing in any jurisdiction, (iv) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower except to the extent expressly permitted by the Loan Documents or (v) cause, permit or suffer Sole Member to (A) dissolve, divide (whether pursuant to Section 18-217 of the Delaware Act or otherwise), wind up or liquidate or take any action, or omit to take any action, as a result of which Sole Member would be dissolved, divided (whether pursuant to Section 18-217 of the

Delaware Act or otherwise), wound up or liquidated in whole or in part, or (B) amend, modify, waive or terminate the certificate of formation or operating agreement of Sole Member, in each case without obtaining the prior consent of Lender.

5.29 Expenses.

(a) Borrowers shall pay or, if Borrowers fail to pay, reimburse Lender upon receipt of notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrowers; (ii) Borrowers' and Lender's ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by a Borrower or required of any Borrower under the terms of any Loan Document; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender's Liens in the Properties and the Cash Management Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender's Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third -party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting one or more Borrowers, the Loan Documents, one or more of the Properties, or any other security given for the Loan; (viii) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting Borrowers, the Loan Documents, any Property, or any other security given for the Loan, whether or not in connection with an action in which a Borrower is the named party; (ix) fees charged by Lender or fees charged by Servicer and, if a Securitization has occurred, the Rating Agencies in connection with the Loan or any modification thereof; and (x) enforcing any obligations of or collecting any payments due from Borrowers under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a "work-out", or any insolvency or bankruptcy proceedings.

(b) In addition, in connection with any Rating Comfort Letter, Review Waiver or other Rating Agency consent, approval or review requested or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrowers shall pay all of the reasonable costs and expenses of Lender and Servicer and the costs and expenses of each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

(c) Any costs and expenses due and payable by Borrowers hereunder which are not paid by Borrowers within ten (10) days after demand may be paid from any amounts in the Deposit Account, with notice thereof to any Borrower. The obligations and liabilities of Borrowers under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or

remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

5.30 Indemnity. Borrowers shall defend, indemnify and hold harmless Lender and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an "***Indemnified Party***"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the "***Indemnified Liabilities***") in any manner, relating to or arising out of or by reason of the Loan, including: (i) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (ii) the use or intended use of the proceeds of the Loan; (iii) any information provided by or on behalf of any Borrower, or contained in any documentation approved by any Borrower; (iv) ownership of any Mortgage, any Property or any interest in any of the foregoing, or receipt of any Rents; (v) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vi) any use, nonuse or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (viii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (ix) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (x) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (xi) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (xii) any failure of any Property to comply with any Legal Requirement; (xiii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; (xiv) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (xv) any risk of loss or liability regarding amounts on deposit in Cash Management Accounts; (xvi) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan; and (xvii) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan, whether or not in connection with an action in which any Borrower is the named party; provided, however, that any Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined

that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid. The obligations and liabilities of Borrowers under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

5.31 Patriot Act Compliance.

(a) Borrowers shall at all times comply with the Patriot Act (as defined below) and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Properties, including those relating to money laundering and terrorism. Lender shall have the right, from time to time, to audit Borrowers' compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Properties, including those relating to money laundering and terrorism. In the event that any Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause such Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgages and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term "***Patriot Act***" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.

(b) At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or other assets of any Borrower or Guarantor shall constitute property of, or shall be directly or indirectly Controlled, or beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in any Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an "***Embargoed Person***"), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower or Guarantor, as applicable, with the result that the investment in such Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of such Borrower or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

5.32 Approval of Major Contracts. No Borrower shall, without Lender's prior consent: (a) enter into, surrender or terminate any Major Contract to which it is a party or to which such Borrower or the Property owned by such Borrower is subject (unless the other party thereto

is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Major Contract to which it is a party or to which such Borrower or the Property owned by such Borrower is subject, except as provided therein or on an arm's-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Major Contract to which it is a party or to which such Borrower or the Property owned by such Borrower is subject in any material respect, except on an arm's-length basis and commercially reasonable terms.

5.33 **Litigation**. Borrowers shall not initiate or settle any litigation (or permit any other Person to settle any such litigation) other than any non-material litigation in the ordinary course of business (e.g., bodily injury litigation that is fully covered by insurance (other than with respect to any deductibles payable pursuant to Section 7.1 hereof) and has actually been tendered to and accepted in writing by Borrowers' insurance company), without Lender's prior written consent.

5.34 **Condominium Covenants**.

(a) Borrowers shall perform all of the obligations of the Unit Owner under the Condominium Documents.

(b) Borrowers shall promptly pay, when due and payable all charges, expenses, dues and assessments imposed on the Unit Owner under the Condominium Documents, including without limitation, any Common Charges. If Borrowers shall default in the performance or observance of any material term, covenant or condition of any of the Condominium Documents on the part of Borrowers to be performed or observed, then, after the expiration of any applicable notice and cure periods and without limiting the generality of the other provisions of the Mortgages and this Agreement and without waiving or releasing Borrowers from any of their obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the Condominium Documents on the part of Borrowers, to be performed or observed or to be promptly performed or observed on behalf of Borrowers. Lender and any person designated as Lender's agent by Lender shall have, and are hereby granted, the right to enter upon the Colorado Property at any reasonable time, on reasonable notice and from time to time for the purpose of taking any such action. If Borrowers fail to pay the Common Charges before the same are delinquent, Lender may pay the same and such amounts shall be added to the Debt and shall bear interest at the Default Rate until paid. All sums so paid and expended by Lender and the interest thereon shall be secured by the Mortgages.

(c) Without Lender's prior consent, not to be unreasonably withheld or delayed, Borrowers shall not (i) modify, change, supplement, alter, amend in any material respect or terminate any of the Condominium Documents, (ii) waive or release any rights thereunder or (iii) consent to any material increase in their obligations thereunder. Borrowers hereby assign to Lender, as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of the Mortgages and this Agreement, all of the rights, privileges and prerogatives of Borrowers, to modify, change, supplement, alter, amend or terminate any of the Condominium Documents as provided above and any modification, change, supplement, alteration, amendment or termination of any of the Condominium Documents in

violation of the foregoing without the prior consent of Lender shall be void and of no force and effect. Lender shall not exercise any right, prior to Lender's acquisition of title to the applicable Borrower's interest in any real property subject to the Condominium Documents, to modify, change, supplement, alter, amend or terminate any of the Condominium Documents. Borrowers may make any immaterial modification, change, supplement, alteration, or amendment to the Condominium Documents without Lender's consent unless such an immaterial modification, change, supplement, alteration, amendment could reasonably be expected to (A) adversely affect Borrowers or the Properties, or Borrowers' business, properties, operations or condition, financial or otherwise, (B) adversely affect the rights of Lender to foreclose the Liens of the Mortgages or exercise its other rights under the Loan Documents or (C) otherwise impair the Liens of the Mortgages.

(d) In each and every case in which, under the provisions of the Condominium Documents, the consent or the vote of the "Unit Owners" or Condominium Board of Directors is required, Borrowers shall not vote or give such consent or allow the members on the Condominium Board of Directors appointed by Borrowers to vote or give such consent, in any manner that could impair the Lien of any Mortgage or the security therefor without, in each and every case, the prior written consent of Lender.

(e) On the date hereof, Borrowers shall cause each of the members of the Condominium Board of Directors and officers of the Condo Association appointed by Borrowers to execute and deliver to Lender an undated conditional resignation (a "***Conditional Resignation***") of each such member or officer, as the case may be, in substantially the same form as Schedule 13 attached hereto, whereby each such member or officer, as the case may be, tenders his/her resignation from the Condominium Board of Directors or as an officer of the Condo Association, as the case may be, and instructs the Condominium Board of Directors that the successor members or officers, as the case may be, shall be designated by Lender, effective upon written notice from Lender to the Condominium Board of Directors that an Event of Default has occurred and is continuing; it being understood and agreed to that such notice from the Lender shall be conclusive evidence that an Event of Default has occurred and is continuing and the Condominium Board of Directors may rely on such notice from Lender without any further inquiry or investigation. Upon the occurrence and continuation of an Event of Default and the acceleration of the Loan, Lender may, by notice to Borrowers, tender any Conditional Resignation, now or hereafter delivered in connection with the Loan to the Condominium Board of Directors, whereupon the resignation of any such member or officer, as the case may be, shall become effective and successor members to the Condominium Board of Directors or officers of the Condo Association, as the case may be, shall be designated by Lender.

(f) Borrowers will not remove or replace any of the members of the Condominium Board of Directors or officers of the Condo Association, in each such case, appointed by Borrowers without the prior consent of Lender, not to be unreasonably withheld or delayed; provided that such consent may be conditioned upon the delivery of a Conditional Resignation by such replacement member or officer, as the case may be.

5.35 REA. Illinois Borrower and 1 West 7th Ohio Borrower shall (i) pay when due all sums required to be paid by such Borrowers under the REA's, (ii) diligently perform and observe all of the other terms of the REA to be performed and observed by such Borrowers thereunder in

all material respects, (iii) enforce, in accordance with commercially reasonable practices, to the extent of their respective rights under the REA, the terms, covenants and conditions in the REA's to be observed or performed by the other parcel owners party to or subject to the REA's and (iv) promptly deliver to Lender any notice given or received by such Borrowers pursuant to the REA. Illinois Borrower and 1 West 7th Ohio Borrower shall not, without the prior consent of Lender, terminate, cancel, modify or supplement in any material respect the REA or waive any of its rights thereunder, and such Borrowers hereby assign to Lender, as further security for the payment of the Debt, all of such Borrower's rights and privileges under the REA, and any such surrender, termination, cancellation, modification or supplement or waiver without the prior consent of Lender shall be void and of no force and effect. If Illinois Borrower and 1 West 7th Ohio Borrower fail to perform or observe any term of the REA to be performed or observed by it thereunder, then, without waiving or releasing such Borrowers from any of their respective obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sum and to take any action (including entry upon the applicable Property) to cause such performance or observance on behalf of the applicable Borrower, so that the rights of Borrowers under the REA are unimpaired and free from default, even if the existence or the nature of a Borrower's default is being questioned or denied by the applicable Borrower or another person. Lender shall be subrogated to the rights of Illinois Borrower and 1 West 7th Ohio Borrower with respect to any such sums paid by Lender. Illinois Borrower and 1 West 7th Ohio Borrower shall pay to Lender immediately and without demand, all such sums so paid or expended by Lender, together with interest thereon from the date of such payment at the Default Rate, and the same shall be secured by the Mortgages. If any other owner under the REA gives Lender notice of a default, such notice shall constitute full protection to Lender for any action taken or omitted by Lender, in good faith, in reliance thereon. Illinois Borrower and 1 West 7th Ohio Borrower shall not, without the prior consent of Lender, agree to (i) any matter requiring the consent of a "First Mortgagee", "Mortgagee" or "lender" under the REA, (ii) any reallocations of costs and services between the applicable Borrower and other parcel owners party to or subject to the REA, (iii) any recalculations of allocation ratios and/or formulas among the applicable Borrower and other parcel owners party to or subject to the REA, (iv) the resolution of any disputes involving the Illinois Borrower that has been submitted to the Owner's Association (as defined in the River East REA) pursuant to the River East REA and (v) settlement of any arbitration or other proceeding involving the applicable Borrower under the REA.

6. NOTICES AND REPORTING

6.1 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a "***Notice***") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as FedEx), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, or e-mailed (with confirmation of delivery thereof) to the e-mail addresses for Lender to the extent set forth in this Section 6.1 with a subject line identifying the purpose of such Notice and the name of the applicable Property and Borrower (provided that any notice sent by e-mail shall also be simultaneously sent by one other method under this Section 6.1), in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:	Argentic Real Estate Finance 2 LLC 31 West 27th Street, 12th Floor New York, New York 10001 Attention: Ryan Supple Facsimile No. (646) 560-1713 Email: RSupple@argentic.com
with a copy to:	Arnold & Porter Kaye Scholer LLP 250 West 55th Street New York, New York 10019-9710 Attention: Stephen Gliatta, Esq. Facsimile No. (212) 836-8689 Email: Steve.Gliatta@arnoldporter.com
If to Borrowers:	c/o Mobile Infrastructure Corporation 30 West 4th Street Cincinnati, Ohio 45202 Attention: President Facsimile No. Email: Stephanie@mobileit.com
with a copy to:	Venable LLP 750 E. Pratt Street, Suite 900 Baltimore, MD 21202 Attention: Hirsh M. Ament, Esq. Email: HMAment@Venable.com

A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or (c) in the case of overnight delivery, upon the first attempted delivery on a Business Day; or (d) in the case of facsimile, upon the confirmation of such facsimile transmission; or (e) in the case of e-mail, upon confirmation of delivery of such email.

6.2 **Borrower Notices and Deliveries**. Borrowers shall (a) give prompt written notice to Lender of: (i) any litigation, mediation, arbitration, governmental proceedings or claims or investigations pending or threatened in writing against any Borrower or Sole Member or the Property which might materially adversely affect any Borrower's or Sole Member's condition (financial or otherwise) or business or the Property; (ii) any Material Adverse Effect, or of the occurrence of any Default or Event of Default of which any Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of any Borrower, Sole Member or any Manager or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), Borrowers shall furnish to Lender (x) within ten (10) days, a certificate addressed to Lender, its

successors and assigns reaffirming all representations and warranties of each Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (y) within thirty (30) days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at each Property in form and substance reasonably satisfactory to Lender.

6.3 Financial Reporting.

6.3.1 Bookkeeping. Each Borrower shall keep on a calendar year basis, in accordance with GAAP, and, to the extent required under Section 9.1 hereof, the requirements of Regulation AB, proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property owned by such Borrower, whether such income or expense is realized by such Borrower, any Manager or any Affiliate of any Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of such Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. Borrowers shall furnish Lender and its agents convenient facilities for the examination and audit of any such books and records. After an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

6.3.2 Annual Reports. Borrowers shall furnish to Lender annually, within one hundred twenty (120) days after each calendar year, a complete copy of Parent's consolidated annual financial statements, which includes all of the Borrowers and Guarantor, audited by a "big four" accounting firm, Grant Thornton LLP or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP, and, to the extent required under Section 9.1 hereof, the requirements of Regulation AB. Concurrently, Borrowers shall also furnish to Lender balance sheets and statements of profit and loss for the Borrowers and Properties in such detail as Lender may request. Such financial statements (x) shall be in form and substance satisfactory to Lender, (y) shall set forth the financial condition and the income and expenses for the Property owned by each Borrower for the immediately preceding calendar year, including statements of annual net operating income as well as (1) a list of tenants, if any, occupying more than twenty percent (20%) of the rentable space of the Property owned by a Borrower, (2) a breakdown showing (a) the year in which each Lease then in effect expires, (b) the percentage of rentable space covered by such Lease, and (c) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (z) shall be accompanied by an Officer's Certificate certifying (1) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property owned by such Borrower and has been prepared in accordance with GAAP, and, to the extent required under Section 9.1 hereof, the requirements of Regulation AB, (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (3) that as of the date of such Officer's Certificate, no litigation exists involving any Borrower or any Property in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (4) the amount by which operating expenses incurred by any

Borrower for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget.

6.3.3 Monthly/Quarterly Reports. Each Borrower shall furnish the following items to Lender within fifteen (15) days after (x) the end of each calendar month prior to a Securitization, or (y) from and after a Securitization, the end of each calendar quarter: (i) monthly and year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property owned by such Borrower during such calendar month or quarter (as applicable), all in form satisfactory to Lender; (ii) a balance sheet for such calendar month or quarter (as applicable); (iii) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property owned by such Borrower, together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such period and year-to-date; (iv) a statement of the actual Capital Expenses made by such Borrower during each calendar month or quarter (as applicable) as of the last day of such calendar month or quarter (as applicable); (v) a statement that such Borrower has not incurred any indebtedness other than Permitted Indebtedness; (vi) an aged receivables report; and (vii) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, material special provisions, concessions or inducements granted to tenants, and a year-by-year schedule showing by percentage the rentable area of the Improvements and the total base rent attributable to Leases expiring each year) and a delinquency report for the Property owned by such Borrower. Each such statement shall be accompanied by an Officer's Certificate certifying, to the best of the signer's knowledge, (1) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of such Borrower and such Property in accordance with GAAP (subject to normal year-end adjustments), and, to the extent required under Section 9.1 hereof, the requirements of Regulation AB, (2) whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (3) that as of the date of such Officer's Certificate, no litigation exists involving any Borrower or any Property in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (4) the amount by which operating expenses incurred by any Borrower for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

6.3.4 Other Reports. Each Borrower shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property owned by such Borrower and the financial affairs of such Borrower, Sole Member or any Manager as may be reasonably requested by Lender or any applicable Rating Agency. Each Borrower shall submit to Lender the financial data and financial statements required, and within the time periods required, under clauses (f) and (g) of Section 9.1, if and when available.

6.3.5 Annual Budget. Each Borrower shall prepare and submit (or shall cause Manager to prepare and submit) to Lender, by November 30th of each year during the Term, a draft budget for the Property owned by such Borrower for the succeeding calendar year and,

promptly after preparation thereof, any revisions to such draft Annual Budget, provided, that a finalized Annual Budget shall be prepared and submitted to Lender by February 15th of the year for which such Annual Budget applies (such budget being the "***Annual Budget***"), which Annual Budget shall be subject to the approval of Lender, which approval shall not (provided no Event of Default is continuing) be unreasonably withheld or delayed. Each Annual Budget submitted by Borrowers and approved by Lender is referred to herein as the "***Approved Annual Budget***". The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of such Borrower's anticipated operating income and operating expenses (on a cash and accrual basis), including any Common Charges Insurance Premiums and amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved by Lender, such operating expense budget shall be referred to herein as the "***Approved Operating Budget***"), and (ii) a Capital Expense budget showing, on an annual basis in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved by Lender, such Capital Expense budget shall be referred to herein as the "***Approved Capital Budget***"). Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)). In no event shall management fees in excess of the Management Fee Cap be paid to a Manager as part of Approved Operating Expenses during a Cash Management Period or of the Monthly Operating Expense Budgeted Amount or Approved Additional Operating Expense funds distributed to Borrowers pursuant to Section 3.2(a)(vi) hereof unless expressly approved by Lender in advance.

6.3.6 Additional Operating Expenses.

(a) During a Cash Management Period, in the event that a Borrower incurs or will incur any operating expense, including Emergency Expenditures, that is not in the Approved Annual Budget but is otherwise an Approved Operating Expense (each, an "***Additional Operating Expense***"), then such Borrower shall promptly (but in no event shall such Borrower be required to do so more frequently than monthly) deliver to Lender a reasonably detailed explanation of such Additional Operating Expense(s) or, with respect to any such item that is subject to Lender's approval, such proposed Additional Operating Expense. Any Additional Operating Expense submitted to Lender (and, if required, approved by Lender) in accordance with this Agreement is referred to herein as an "***Approved Additional Operating Expense***".

(b) Any funds distributed to a Borrower for the payment of Approved Additional Operating Expenses (including any distribution to such Borrower pursuant to Section 3.2(a)(vi) hereof) shall be used by such Borrower only to pay for Approved Additional Operating Expenses or reimburse such Borrower for Approved Additional Operating Expenses, as applicable.

6.3.7 Breach. If any Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "***Required Records***") required by this Article 6 within thirty (30) days after the date upon which such Required Record is due Borrowers shall pay to Lender, at Lender's option and in its discretion (and without limiting any other rights or remedies of Lender hereunder), an amount equal to $10,000 for each Required Record that is not delivered; provided Lender has given Borrowers at least fifteen (15) days' prior notice of such failure. In addition, thirty (30) days after any Borrower's failure to deliver any

Required Records, Lender shall have the option (and without limiting any other rights or remedies of Lender hereunder), upon fifteen (15) days' notice to Borrowers to gain access to such Borrower's books and records and prepare or have prepared at Borrowers' expense, any Required Records not delivered by such Borrower.

7. INSURANCE; CASUALTY; AND CONDEMNATION

7.1 Insurance.

7.1.1 Coverage. Each Borrower, at its sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain during the Term, or cause the Condo Association to obtain and maintain (in accordance with the terms of the Condominium Documents), the following policies of insurance with respect to the Property or Properties owned by such Borrower:

(a) Property insurance insuring against loss or damage customarily included under so called "all risk" or "special form" policies including but not limited to: fire, lightning, windstorm, vandalism, malicious mischief, and subject to subsection (j) below, coverage for damage or destruction caused by the acts of "Terrorists" (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices for this loan type, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Each such insurance policy shall (i) be in an amount equal to one hundred percent (100%) full replacement cost of the Improvements without deduction for depreciation, (ii) have deductibles no greater than $50,000 per occurrence, except named windstorm which shall have a deductible not to exceed five percent (5%) of the total insured value, (iii) be paid annually in advance and (iv) be issued on a replacement cost basis containing either no coinsurance or an agreed amount endorsement waiving any coinsurance provision, and shall cover, without limitation, all tenant improvements and betterments that Borrowers are required to insure. Lender shall be named Mortgagee and Loss Payee under a New York Standard Mortgagee Clause, or equivalent.

(b) Flood insurance if any part of such Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as Flood Zone "A" or "V," or such other Special Hazard Flood Area if Lender so requires in its sole discretion. Such policy or policies shall (i) be in an amount equal to (A) 100% of the full replacement cost (without any deduction for depreciation) plus the loss of rents or business income exposure of the Improvements or (B) such other amount as agreed to by Lender, and (ii) have a maximum permissible deductible of $14,000 per building.

(c) Liability insurance with no exclusion for terrorism including (i) commercial general liability insurance; and (ii) excess liability/umbrella insurance. Such liability insurance shall provide minimum limits of $1,000,000 per occurrence and $2,000,000 in the aggregate per policy, plus excess liability/umbrella insurance in the amount of $25,000,000, or other amount as approved by Lender, for any and all covered claims. If the number of covered locations ever exceeds forty-one (41) locations, the Lender reserves the right to review and adjust limits accordingly. Such liability insurance shall have a deductible or self-insured retention no greater than $50,000 per occurrence. If at any time the property is insured on a standalone basis, the required liability limits will be $1,000,000 per occurrence and $2,000,000.00 in the aggregate, and

excess/umbrella limits will be $25,000,000. The policies described in this subsection shall include coverage for "Personal and Advertising Injury" (covering, to the maximum extent permitted by law, Borrowers' obligation to indemnify Lender as required under this Agreement and the other Loan Documents). All liability policies shall name Lender as Additional Insured.

(d) Loss of rents or business income insurance (i) with Lender being named as "Lender Loss Payee", (ii) in an amount equal to 100% of the estimated gross income (for loss of rents exposures) or the projected lost net profit, continuing expenses and necessary payroll (for business income exposures) for a period of at least twelve (12) months for the initial period of restoration, plus a six-month Extended Period of Indemnity which provides that after the physical loss to subject Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance shall be increased each year at renewal during the Term, as and when the estimated or actual Rents or business income exposure increases.

(e) Equipment breakdown insurance, formerly known as boiler and machinery insurance, covering all pressure vessels, underground piping, mechanical and electrical equipment against physical damage, as well as any resulting physical damage to the building improvements, including all tenant improvements and betterments and loss of rents or business income that Borrowers are required to insure pursuant to the lease, on a replacement cost basis and in an amount acceptable to Lender.

(f) Worker's compensation coverage for any employees of Borrowers, if any, as required by any Legal Requirement.

(g) During any period of restoration, renovation or construction, and if such work is excluded under the "all risk" or "special form" and/or general liability insurance policies, builder's risk or course of construction insurance on a so called completed value basis in an amount equal to not less than 100% of the full replacement cost of the Properties, and construction operations liability and Owner's and Contractor's Protective Liability on terms consistent with the coverage requirements set forth in Section 7.1.1(a) and (c) above, in form and substance acceptable to Lender.

(h) Ordinance and law coverage, covering the value of the undamaged portion, demolition and debris removal and the increased cost of construction in amounts satisfactory to Lender.

(i) Such other insurance (including but not limited to pollution legal liability insurance, earthquake insurance, mine subsidence insurance, and windstorm insurance if windstorm insurance is excluded under the "all risk" or "special form" policy) as may from time to time be reasonably required by Lender in order to protect its interests.

(j) Notwithstanding anything in subsections (a) and (d) above to the contrary, Borrowers shall be required to obtain and maintain coverage as part of its property insurance Policies against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to

100% of the "Full Replacement Cost" of such Borrower's Property plus loss of rents and/or business income insurance required in subsection (d) above; provided that such coverage is available. There shall also be no exclusion for acts of terrorism under the general liability and excess liability/umbrella Policies. In the event that such coverage with respect to terrorist acts is not included as part of the policies required by subsections (a) and (d) above and/or the general liability and excess liability/umbrella Policies required by subsection (c) above, Borrowers shall nevertheless be required to obtain coverage for terrorism (as stand-alone coverage) in an amount equal to 100% of the "Full Replacement Cost" of such Borrower's Property under subsection (a) above, the loss of rents and/or business interruption coverage under subsection (d) and general liability and excess liability/umbrella coverage under subsection (c) above; provided that such coverage is available. Borrowers shall obtain the coverage required under this subsection (j) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 below (a "***Qualified Carrier***") or in the event that such coverage is not available from a Qualified Carrier, Borrowers shall obtain such coverage from the highest rated insurance company providing such coverage.

7.1.2 Policies. All policies of insurance (the "***Policies***") required pursuant to Section 7.1.1 above shall (i) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of "A" or better by S&P, or rating as otherwise approved by Lender, except named windstorm and terrorism coverage obtained by the City Center Hotel/Parking Condominium Association, Inc. which shall be rated "A-" or better by S&P or "A X" or better by AM Best's; (ii) name Lender and its successors and/or assigns as their interest may appear as the mortgagee (in the case of property insurance), loss payee (in the case of business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (iii) contain (in the case of property insurance) a Non-Contributory Standard New York Mortgagee Clause and a Lender's Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) contain a waiver of subrogation in favor of Lender; (v) contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (A) endorsements providing that neither any Borrower, Lender nor any other party shall be a co-insurer under the Policies, (B) that Lender shall receive at least thirty (30) days' prior written notice of any modification, reduction or cancellation of the property Policies and ten (10) days' prior written notice for non-payment of premium, and the applicable Borrower or its management company as first named insured shall receive at least thirty (30) days' prior written notice of any modification, reduction or cancellation of liability Policies, and (C) providing that Lender is permitted to make payments to effect the continuation of such policies upon notice of cancellation due to non-payment of premiums; (vi) in the event any insurance policy (except for workers' compensation insurance) shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (vii) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. Borrowers shall pay the premiums for such Policies (the "***Insurance Premiums***") as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.4 hereof) receipts for or other evidence of the payment of the Insurance

Premiums reasonably satisfactory to Lender. If Borrowers do not furnish such evidence and receipts at least ten (10) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrowers shall deliver to Lender a certified copy of each Policy within ten (10) days after request by Lender. Within thirty (30) days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Lender agrees that the Policies may be in the form of a blanket policy provided that (A) such blanket policy otherwise meets the requirements set forth in this Section 7.1, (B) Lender shall be satisfied by evidence required by Lender that the blanket policy provides the same protection as would a separate Policy insuring only the Property in accordance with the terms of this Agreement and (C) Borrowers shall, upon written request of Lender, provide Lender with a complete schedule of locations and values for properties associated with such blanket policy (any such blanket policy that satisfies the foregoing conditions, an "***Acceptable Blanket Policy***").

7.1.3 Condominium. If, at any time and from time to time during the Loan, the insurance policies maintained by the Condominium Association on the Common Elements do not fully comply with the requirements set forth in this Section 7.1 or are not otherwise acceptable to Lender in its sole discretion, then Borrowers shall promptly notify Lender in writing and Borrowers shall promptly, at their sole cost and expense, either procure and maintain or cause the Condominium Association to procure and maintain either (x) "primary" insurance coverage in the event that the Condominium Association does not provide the applicable insurance coverage required in this Section 7.1 or (y) "excess and contingent" insurance coverage over and above any other valid and collectible coverage then in existence, in the event that the Condominium Association does not have the sufficient insurance coverage required under Section 7.1, as shall be necessary to bring such insurance coverage into full compliance with all of the terms and conditions of this Section 7.1.

7.2 Casualty.

7.2.1 Notice; Restoration. If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "***Casualty***"), Borrowers shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction and exercise the Colorado Borrower's rights under the Condominium Documents to cause the Condo Association to restore the Common Elements, as applicable.

7.2.2 Settlement of Proceeds. If a Casualty covered by any of the Policies (an "***Insured Casualty***") occurs where the loss does not exceed the Restoration Threshold, provided no Default or Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the prior consent of Lender; provided such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the "***Proceeds***"). In the event of an Insured Casualty where the loss equals or

exceeds the Restoration Threshold (a "***Significant Casualty***"), Lender may, in its sole discretion, settle and adjust any claim without the consent of Borrowers and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender upon demand. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrowers have demonstrated to Lender's satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay one hundred percent (100%) of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms of this Agreement, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3 Condemnation.

7.3.1 Notice; Restoration. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a "***Condemnation***") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

7.3.2 Collection of Award. Lender is hereby irrevocably appointed as each Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an "***Award***") and to make any compromise, adjustment or settlement in connection with such Condemnation and with respect to the Colorado Property, to the extent of the Colorado Borrower has the right to do so as a Unit Owner. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a

portion of the Award sufficient to pay the Debt. Borrowers shall cause any Award that is payable to any Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4 Application of Proceeds or Award.

7.4.1 Application to Restoration. If an Insured Casualty or Condemnation occurs where (i) the loss is in an aggregate amount less than fifteen percent (15%) of the Allocated Loan Amount for the affected Property; (ii) in the reasonable judgment of Lender, the affected Property can be restored within six (6) months, and prior to six (6) months before the Stated Maturity Date and prior to the expiration of the rental or business interruption insurance with respect thereto, to the affected Property's pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such restoration will adequately secure the Debt; (iii) less than (x) thirty percent (30%), in the case of an Insured Casualty or (y) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the affected Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation; (iv) Leases demising in the aggregate at least sixty-five percent (65%) of the total rentable space in the applicable Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined); (v) no Default or Event of Default shall have occurred and be then continuing and (vi) Lender shall be satisfied that the Restoration (as hereinafter defined) will be completed in accordance with any requirements under the Condominium Documents, and the Condominium Documents shall at all times during the Restoration and from and after the completion thereof remain in full force and effect, without default by Borrowers thereunder, then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrowers for the cost of restoring, repairing, replacing or rebuilding the affected Property (the "***Restoration***"), in the manner set forth herein. Borrowers shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse Borrowers for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (x) Borrowers shall pay (and if required by Lender, Borrowers shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (y) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents for such Property will be at least equal to the sum of the operating expenses and Debt Service for such Property and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2 Application to Debt. Except as provided in Section 7.4.1 above, any Proceeds and/or Award may, at the option of Lender in its discretion, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrowers for the cost of any Restoration, in the manner set forth in Section 7.4.3 below. Any prepayment of the Loan made pursuant to this Section 7.4.2 shall be without any Yield Maintenance Premium or Prepayment Premium, unless an Event of Default has occurred and is continuing at the time the

Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrowers shall pay to Lender an additional amount equal to the Yield Maintenance Premium and the Prepayment Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal.

Notwithstanding the foregoing provisions of this Section 7.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of a Mortgage following a Casualty or Condemnation (but taking into account any proposed Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property(ies) are greater than one hundred twenty-five percent (125%) (such value to be determined, in Lender's sole discretion, by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any), the principal balance of the Loan must be paid down by an amount equal to the least of the following amounts: (i) the net Award (after payment of Lender's costs and expenses and any other fees and expenses that have been approved by Lender), (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the loan-to-value ratio of the Loan (as so determined by Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage. If and to the extent the preceding sentence applies, only such amount of the net Award, if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrowers as otherwise expressly provided in this Section 7.4.

7.4.3 Procedure for Application to Restoration. If any Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (ii) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (iii) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender's judgment are required to complete the proposed Restoration, (iv) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve in Lender's discretion, and (v) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrowers' expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Default or Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrowers. Any surplus that remains out of

the Award received by Lender after payment of such costs of Restoration shall, in the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrowers.

7.5 Condominium Documents. Notwithstanding anything to the contrary contained in the foregoing Sections 7.2 through 7.4, to the extent the Condominium Documents require that all or any portion of any Proceeds or Awards be paid to the Condominium Board of Directors or the Condo Association and that the Condominium Board of Directors hold or otherwise control such Proceeds or Awards and complete a Restoration, then the obligations of Borrowers to deliver (or cause to be delivered) Proceeds or Awards to Lender and to complete such Restoration shall be deemed satisfied provided that: (i) the Colorado Borrower exercises its rights as Unit Owner (through voting, appointment of members or the Condominium Board of Directors and any rights otherwise available to the Colorado Borrower under the Condominium Documents) to cause the Condominium Board of Directors to comply with its obligations regarding the Restoration; (ii) Borrowers apply any Proceeds or Awards otherwise received by Borrowers in accordance with this Article 7 and complete the Restoration of any portions of the Colorado Property that the Board of Directors is not required to restore; and (iii) Borrowers comply with any requirements applicable to the Colorado Borrower as Unit Owner under the Condominium Documents in order to enable Lender to obtain all rights to which mortgagees of the Parking Unit in the Condominium (as defined in the Condominium Documents) are entitled under the Condominium Documents with respect to Proceeds and Awards and other matters described in this Article 7; provided, however, that if the Condominium Documents are hereafter terminated, the provisions of this Section 7.5 shall automatically cease to be of any force or effect.

8. DEFAULTS

8.1 Events of Default. An "***Event of Default***" shall exist with respect to the Loan if any of the following shall occur:

(a) any portion of the Debt is not paid when due or Borrowers shall fail to pay when due any payment required under Sections 3.4, 3.5, 3.6, 3.7, 3.8 or 3.9 hereof;

(b) any of the Property Taxes are not paid when due (unless Lender is paying such Property Taxes pursuant to Section 3.4 hereof), subject to Borrowers' right to contest Property Taxes in accordance with Section 5.2 hereof;

(c) the Policies are not kept in full force and effect, or are not delivered to Lender upon request;

(d) a Transfer other than a Permitted Transfer occurs;

(e) any certification, representation or warranty made by any Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f) any Borrower, Sole Member or Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

(g) a receiver, liquidator or trustee shall be appointed for any Borrower, Sole Member or Guarantor; or any Borrower, Sole Member or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Sole Member or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower, Sole Member or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower, Sole Member or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) days;

(h) any Borrower breaches any covenant contained in Sections 5.12.1(a) - (e), 5.13, 5.15, 5.22, 5.25 or 5.28 hereof;

(i) except as expressly permitted hereunder, the actual alteration, improvement, demolition or removal of all or any portion of any of the Improvements without the prior written consent of Lender;

(j) an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs, or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

(k) a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(l) any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrowers' counsel in connection with the Loan or otherwise hereunder, were not true and correct as of the date of such opinion or thereafter became untrue or incorrect; or

(m) Guarantor breaches any of the financial covenants set forth in Section 6 of the Guaranty, and such breach shall continue unremedied for a period of thirty (30) or more days after notice thereof by Lender to Guarantor;

(n) Borrowers shall fail to pay any charges, expenses, fees, assessments or other amounts, including without limitation, the Common Charges, after the expiration of any applicable notice and cure periods set forth in the Condominium Documents, imposed upon Borrowers under the Condominium Documents or by the Condominium Board of Directors or Condo Association, or any of the Condominium Documents shall be modified, changed, altered, amended, terminated or supplemented without Lender's consent except as expressly permitted by this Agreement; or

(o) a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrowers (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)day

period, and Borrowers (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrowers (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed sixty (60) days.

8.2 Remedies.

8.2.1 Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in paragraph (f) or (g) of Section 8.1 above) and at any time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand (and each Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against any Borrower and in and to the Properties; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Prepayment Premium and any other amounts owing by Borrowers), without notice or demand; and upon any Event of Default described in paragraph (f) or (g) of Section 8.1 above, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Yield Maintenance Premium, Prepayment Premium and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2 Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (i) to the extent permitted by applicable law, Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Properties or any part of any Property, in its discretion.

8.2.3 Severance.

(a) During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose any Mortgage in any manner and for any amounts secured by any Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of Principal and interest, Lender may foreclose any Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding Principal, Lender may foreclose any Mortgage to recover so much of the Principal as Lender may accelerate and such other sums secured by such Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of the sums secured by the Mortgages and not previously recovered.

(b) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4 **Delay**. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgage to the extent necessary to foreclose on all or any portion of any Property, the Rents, the Cash Management Accounts or any other collateral.

8.2.5 **Lender's Right to Perform**. If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after such Borrower's receipt of written notice thereof from Lender, without in any way limiting Lender's right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgages and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure.

9. SPECIAL PROVISIONS

9.1 Sale of Mortgage and Securitization. Subject to the limitations set forth in Section 9.3 hereof:

(a) Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization, and which may also include the issuance of collateralized debt obligations, collateralized loan obligations and collateralized mortgage obligations (the transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a "***Secondary Market Transaction***" and the transactions referred to in clause (iii) shall hereinafter be referred to as a "***Securitization***". Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as "***Securities***"). At Lender's election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions.

(b) If requested by Lender, Borrowers shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by prospective investors, the Rating Agencies, applicable Legal Requirements and/or otherwise in the marketplace in connection with any Secondary Market Transactions, including to:

(i) (A) provide updated financial and other information reasonably requested by Lender with respect to the Properties, the business operated at the Properties, Borrowers and Managers, including the information set forth on Schedule 7 attached hereto, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to the Properties, and (C) provide updated appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), property condition reports and other due diligence investigations of the Properties (collectively, the "***Updated Information***"), together, if customary, with appropriate verification of the Updated Information acceptable to Lender and the Rating Agencies;

(ii) provide opinions of counsel, which may be relied upon by Lender, the trustee in any Securitization, underwriters, NRSROs and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance and true sale or any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Properties, the Loan Documents, and Borrowers and their Affiliates, which counsel and opinions shall be satisfactory to Lender and the Rating Agencies; and

(iii) provide updated, as of the closing date of any Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require.

(c) If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrowers alone or Borrowers and one or more Affiliates of any Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or

otherwise to make payments on all or a part of the Loan) collectively, or the Properties alone or the Properties and Related Properties collectively, will be a Significant Obligor, Borrowers shall furnish to Lender upon request the following financial information:

(i) if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for each Property and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or

(ii) if Lender expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to each Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Properties are the Significant Obligor and the Properties (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).

(d) Further, if requested by Lender, Borrowers shall, promptly upon Lender's request, furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any tenant of any Property (to the extent available to Borrower) if, in connection with a Securitization, Lender expects there to be, as of the cut-off date for such Securitization , a concentration with respect to such tenant or group of Affiliated tenants within all of the mortgage loans included or expected to be included in the Securitization such that such tenant or group of Affiliated tenants would constitute a Significant Obligor. Borrowers shall furnish to Lender, in connection with the preparation of the Disclosure Documents and on an ongoing basis, financial data and/or financial statements with respect to such tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an "***Exchange Act Filing***") are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be "available" to holders of the Securities under Regulation AB or applicable Legal Requirements.

(e) If Lender determines that Borrowers alone or Borrowers and one or more Affiliates of Borrowers collectively, or any Property alone, the Properties or one or more Properties and Related Properties collectively, are a Significant Obligor, then Borrowers shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) Exchange Act Filings are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be "available" to holders of the Securities under Regulation AB or applicable Legal Requirements.

(f) Any financial data or financial statements provided pursuant to this Section 9.1 shall be furnished to Lender within the following time periods:

(i) with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and

(ii) with respect to ongoing information required under Section 9.1(d) and (e) above, (1) not later than thirty (30) days after the end of each fiscal quarter of Borrowers and (2) not later than seventy-five (75) days after the end of each Fiscal Year of Borrowers.

(g) If requested by Lender, Borrowers shall provide Lender, promptly, and in any event within five (5) Business Days following Lender's request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization or as shall otherwise be reasonably requested by Lender.

(h) If requested by Lender, whether in connection with a Securitization or at any time thereafter during which the Loan and any Related Loans are included in a Securitization, Borrowers shall provide Lender, promptly upon request, a list of tenants of each Property (including all affiliates of such tenants) that in the aggregate (1) occupy 10% or more (but less than twenty percent (20%)) of the total floor area of the improvements or represent 10% or more (but less than twenty percent (20%)) of aggregate base rent, and (2) occupy twenty percent (20%) or more of the total floor area of the improvements or represent 20% or more of aggregate base rent.

(i) All financial statements provided by Borrowers pursuant to this Section 9.1(c), (d), (e) or (f) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by independent accountants in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to

Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as "experts" in any Disclosure Document and Exchange Act Filing (or comparable information is required to otherwise be available to holders of the Securities under Regulation AB or applicable Legal Requirements), all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of each Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

9.2 Securitization Indemnification.

(a) Borrowers understand that information provided to Lender by Borrowers and their agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with any Secondary Market Transaction, including a Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a "***Disclosure Document***") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "***Securities Act***"), or the Securities and Exchange Act of 1934, as amended (the "***Exchange Act***"), and may be made available to investors or prospective investors in the Securities, investment banking firms, NRSROs, accounting firms, law firms and other third-party advisory and service providers relating to any Secondary Market Transaction, including a Securitization. Borrowers also understand that the findings and conclusions of any third-party due diligence report obtained by Lender, the Issuer or the Securitization placement agent or underwriter may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act and any rules promulgated thereunder.

(b) Borrowers hereby agree to indemnify Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, Lender (and for purposes of this Section 9.2, Lender shall include its officers and directors) and each Person who controls Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "***Lender Group***"), the issuer of the Securities (the "***Issuer***" and for purposes of this Section 9.2, Issuer shall include its officers, director and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any placement agent or underwriter with respect to the Securitization, each of their respective officers and directors and each Person who controls the placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "***Underwriter Group***") for any losses, claims, damages or liabilities (collectively, the "***Liabilities***") to which Lender, the Lender Group, the Issuer or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, (A) any untrue statement or alleged untrue statement of any material fact contained in the information provided to Lender by Borrowers and their agents, counsel and representatives, (B) the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, or (C) a breach of the representations and warranties made by

Borrowers in Section 4.8 of this Agreement. Borrowers also agree to reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with investigating or defending the Liabilities. Borrowers' liability under this paragraph will be limited to Liability that arises out of, or is based upon, an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrowers in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrowers, operating statements and rent rolls with respect to the Properties. This indemnification provision will be in addition to any liability which Borrowers may otherwise have.

(c) In connection with any Exchange Act Filing or other reports containing comparable information that is required to be made "available" to holders of the Securities under Regulation AB or applicable Legal Requirements, Borrowers agree to (i) indemnify Lender, the Lender Group, the Issuer and the Underwriter Group for Liabilities to which Lender, the Lender Group, the Issuer and/or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, an alleged untrue statement or alleged omission or an untrue statement or omission made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrowers in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrowers, operating statements and rent rolls with respect to the Properties, and (ii) reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with defending or investigating the Liabilities.

(d) Promptly after receipt by an indemnified party under this Section 9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party that the indemnifying party has assumed the defense, as provided in the immediately preceding sentence, such indemnified party shall pay for any additional reasonable legal expenses or other expenses subsequently incurred in connection with the defense thereof, if the indemnified party has engaged separate legal counsel therefor; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be

liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party. Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no indemnifying party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless the indemnifying party shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings, and such settlement requires no statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party.

(e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Issuer's and Borrowers' relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrowers hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(f) The liabilities and obligations of both Borrowers and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

9.3 Severance of Loan. Subject to Section 9.4 below, Lender, without in any way limiting Lender's other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (i) cause the Note and the Mortgages to be split into a first and second mortgage loan, (ii) create one or more senior and subordinate notes (*i.e.*, an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components), (iv) otherwise sever the Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in any Borrower (*i.e.,* a senior loan/mezzanine loan structure), in each such case described in clauses (i) through (iv) above, in whatever proportion and whatever priority Lender determines, and (v) modify the Loan Documents with respect to the newly created Notes or components of the Note or Notes such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels

and achieve the optimum rating levels for the Loan. Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any material economic term of the Loan, or (ii) materially increase the obligations, or decrease the rights, of any Borrower under the Loan Documents; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification (provided, however, that it is agreed that partial prepayments of principal, including resulting from a Casualty/Condemnation Prepayment may cause the weighted average Interest Rate to change over time due to the non-pro rata allocation of such prepayments between any such separate notes, participations or counterparts). If requested by Lender, Borrowers (and each Borrower's constituent members, if applicable, and Guarantor) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance. At Lender's election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.3 and, provided that such modification shall comply with the terms of this Section 9.3, it shall become immediately effective.

9.4 Costs and Expenses. Notwithstanding anything to the contrary contained in this Article 9, Borrowers shall not be required to incur any material costs or expenses in the performance of its obligations under Section 9.3 above, other than expenses of Borrower's counsel, accountants and consultants.

10. MISCELLANEOUS

10.1 Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any of the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender. The provisions of this Section 10.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document; (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under any Mortgage; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignments of Leases and Rents; (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by any Mortgage or to exercise its remedies against all or any of the Properties; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent

of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrowers for any or all of the following being referred to herein as "***Borrowers' Recourse Liabilities***"):

(a) fraud, willful misconduct, misrepresentation or failure to disclose a material fact by or on behalf of any Borrower, Sole Member, Guarantor, any Affiliate of any Borrower or Guarantor, or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(b) the forfeiture by any Borrower of any Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by or on behalf of any Borrower, or Guarantor or any of their respective agents or representatives in connection therewith;

(c) material physical waste of any Property or any portion thereof (including the abandonment of the Property); provided that the foregoing shall not include a Borrower's failure to maintain one or more Properties to the extent that the Properties did not generate sufficient cash flow during the period in question to pay all of Borrowers' obligations with respect to such Property(ies); or after an Event of Default the removal or disposal of any portion of any Property, except for the removal or disposal of personal property that is replaced with an item of equivalent value and functionality;

(d) any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to any Property not applied in accordance with the provisions of the Loan Documents (except to the extent that a Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(e) all Rents of any Property received or collected by or on behalf of any Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of such Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which such Borrower is legally prevented from directing the disbursement of such sums);

(f) misappropriation or conversion by or on behalf of any Borrower (including failure to turn over to Lender on demand following an Event of Default) of any gross revenues (including Rents, advance deposits, any other deposits, rents collected in advance, funds held by any Borrower for the benefit of another party and Lease Termination Payments);

(g) the failure to pay Property Taxes, provided Borrowers shall not be liable to the extent funds to pay such amounts are available in the Tax and Insurance Subaccount, Lender is otherwise obligated to (and has the right to) make such payments, and Lender failed to pay same;

(h) the breach of, or failure to pay, perform and/or comply with, any Environmental Guaranteed Obligations;

(i) the failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Property;

(j) any security deposits (including letters of credit), advance deposits or any other deposits collected by or on behalf of Borrowers with respect to the Properties which are not delivered to Lender in accordance with the provisions of the Loan Documents;

(k) the failure to obtain and maintain the fully paid for Policies in accordance with Section 7.1.1 hereof (unless, with respect to Insurance Premiums, Lender is paying such Insurance Premiums pursuant to Section 3.4 hereof, sufficient funds are in the Tax and Insurance Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) pay for such Insurance Premiums, and Lender has failed to make such payments);

(l) Borrowers' indemnification of Lender set forth in Section 9.2 hereof;

(m) any noncompliance or nonconformity (legal or otherwise) of any Property and/or the use thereof with any applicable zoning, building and/or land use laws, rules or regulations, including, without limitation, the inability to restore such Property in accordance with the terms hereof following the occurrence of a Casualty or Condemnation to the same size, area, characteristics, use and density (including without limitation, with the same number of parking spaces and the same footprint, infrastructure, and common areas) that existed as of the Closing Date;

(n) following a Casualty, the inability to rebuild, replace or restore the Improvements at any Property in compliance with all Legal Requirements (x) to contain at least the same number of rentable square feet as existed at such Property immediately prior to the Casualty and (y) in a manner that does not materially and adversely affect the value of such Property from the state it was in prior to Casualty;

(o) Borrowers' failure to pay Common Charges;

(p) Borrowers' failure to pay Common Charges Insurance Premiums (unless, with respect to Common Charges Insurance Premiums, Lender is paying such Common Charges Insurance Premiums pursuant to Section 3.4 hereof, sufficient funds are in the Tax and Insurance Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) pay for such Common Charges Insurance Premiums, and Lender has failed to make such payments;

(q) any cost or expense incurred by Lender in connection with the enforcement of its rights and remedies hereunder or any other Loan Document;

(r) the failure of any Manager to remit into the Clearing Account Rents and/or Operating Profits (as such term is defined in each Parking Management Agreement), and other amounts required to be remitted to the applicable Borrower, pursuant to the applicable Management Agreement; provided, however, the foregoing shall not constitute a Borrowers' Recourse Liability, (i) if such failure results in any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) within thirty (30) days after such Manager's failure and (ii) within such thirty (30)-day period, (A) Manager cures such failure and Lender is restored to the same position it was in prior to such

failure, (B) all Lender's losses, damages, costs and expenses are recovered, and (B) Lender is released from any liabilities, claims and/or obligations resulting from such failure; and/or

(s) any amounts required to be paid by Lender to Clearing Bank pursuant to Section 2 of the Clearing Account Agreement.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender's agreement not to pursue personal liability of Borrowers as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrowers in the event that one or more of the following occurs (each, a "***Springing Recourse Event***"):

(i) an Event of Default described in Section 8.1(d) hereof shall have occurred;

(ii) a breach of any of the representations set forth in the "Recycled SPE Certificate" delivered to Lender in connection with the Loan or a breach of the representation set forth in Section 4.1(b) hereof or a breach of the covenants set forth in Section 5.13 hereof;

(iii) any Borrower or Sole Member files a voluntary petition under the Bankruptcy Code or files a petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law;

(iv) any Borrower or Sole Member is substantively consolidated with any other Person; unless such consolidation was involuntary and not consented to by any Borrower, Sole Member or Guarantor and is discharged, stayed or dismissed within thirty (30) days following the occurrence of such consolidation;

(v) the filing of an involuntary petition against any Borrower and/or Sole Member under the Bankruptcy Code or an involuntary petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law by any other Person in which (x) such Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower and/or Sole Member colludes with or otherwise assists such Person, and/or (y) such Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower and/or Sole Member solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower and/or Sole Member by any Person;

(vi) any Borrower and/or Sole Member or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower and/or Sole Member files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(vii) any Borrower or any Affiliate, officer, director or representative which, directly or indirectly, Controls any Borrower consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for any Borrower, Sole Member or any portion of any Property;

(viii) any Borrower or Sole Member makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(ix) if Guarantor, any Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Mortgages or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan and the court in any such action or proceeding determines that Guarantor's, Borrower's or any of their Affiliates' defense is without merit or such request for judicial intervention or injunctive or other equitable relief is unwarranted; and/or

(x) any amendment, cancellation, termination or other modification of (or waiver by Borrowers of any material term under) the Condominium Documents without Lender's prior written consent as required by the Mortgages or this Agreement.

10.2 Brokers and Financial Advisors. (a) Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Bellwether Enterprise Real Estate Capital LLC ("***Broker***") whose fees shall be paid by Borrowers pursuant to a separate agreement. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys' fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

(b) Notwithstanding anything in Section 10.2(a) hereof to the contrary, Borrowers hereby acknowledges that (i) at Lender's sole discretion, Broker may receive further consideration from Lender relating to the Loan or any other matter for which Lender may elect to compensate Broker pursuant to a separate agreement between Lender and Broker and (ii) Lender shall have no obligation to disclose to Borrowers the existence of any such agreement or the amount of any such additional consideration paid or to be paid to Broker whether in connection with the Loan or otherwise.

10.3 Retention of Servicer. Lender reserves the right to retain Servicer to act as its agent hereunder with such powers as are specifically delegated to Servicer by Lender, whether pursuant to the terms of this Agreement, any Pooling and Servicing Agreement, the Cash Management Agreement or otherwise, together with such other powers as are reasonably incidental thereto. Borrowers shall pay any reasonable fees and expenses of Servicer (i) in

connection with a release of any Property (or any portion thereof), (ii) from and after a transfer of the Loan to any "master servicer" or "special servicer" for any reason, including as a result of a decline in the occupancy level of any Property, (iii) in connection with an assumption or modification of the Loan, (iv) in connection with the enforcement of the Loan Documents or (v) in connection with any other action or approval taken by Servicer hereunder on behalf of Lender (which shall not include ongoing regular servicing fees relating to the day-to-day servicing of the Loan, for which Borrowers shall not be charged).

10.4 Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All of Borrowers' covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5 Lender's Discretion; Rating Agency Review Waiver.

(a) Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender's discretion, the decision of Lender to approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Additionally, whenever in this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender in Lender's reasonable discretion, or Lender agrees to not withhold, condition or delay its consent, the decision of Lender to approve or disapprove, to consent, condition, delay or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender's discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender while an Event of Default is continuing unless otherwise specifically herein provided.

(b) Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Comfort Letter is required from each applicable Rating Agency, in the event that any applicable Rating Agency "declines review", "waives review" or otherwise indicates in writing or otherwise to Lender's or Servicer's satisfaction that no Rating Comfort Letter will or needs to be issued with respect to the matter in question (each, a "***Review Waiver***"), then the Rating Comfort Letter requirement with respect to such Rating Agency shall be deemed to be satisfied with respect to such matter. It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Comfort Letter is required.

(c) Prior to a Securitization or in the event that there is a Review Waiver, if Lender does not have a separate and independent approval right with respect to the matter in question, then the term Rating Agency Confirmation shall be deemed instead to require the prior written consent of Lender.

10.6 Governing Law.

(a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS CREATED IN REAL PROPERTY PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE REAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND ANY BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM AT 28 LIBERTY STREET, NEW YORK, NEW YORK 10005, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWERS AGREE THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND

WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWERS WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.7 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

10.8 Trial by Jury. EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY

AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9 Headings/Schedules. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules attached hereto are hereby incorporated by reference as a part of this Agreement with the same force and effect as if set forth in the body hereof.

10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11 Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.12 Waiver of Notice. No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.

10.13 Remedies of Borrowers. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers' sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on any Borrower's behalf. Additionally, and without limiting any of the other provisions contained

herein, each Borrower hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

10.14 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15 Offsets, Counterclaims and Defenses. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against one or more Borrowers by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender's interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which one or more Borrowers may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by one or more Borrowers in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

10.16 Publicity. All news releases, publicity or advertising by any Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any of Lender's Affiliates, a Loan purchaser, Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender; provided, however, Lender's approval shall not be required in connection with the publication of the Loan Documents and any information required pursuant to Legal Requirements or otherwise to comply with applicable securities laws or disclosure requirements, including, without limitation, U.S. Securities and Exchange Commission filings. Lender shall have the right to issue any of the foregoing without any Borrower's approval.

10.17 No Usury. Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers' and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated,

allocated, and spread throughout the full stated Term until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation, drafting, execution and delivery of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them. Borrowers acknowledge that, with respect to the Loan, Borrowers shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrowers, and Borrowers hereby irrevocably waive the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrowers acknowledge that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrowers or its Affiliates.

10.19 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Borrowers and Lender intend that the relationships created under the Loan Documents be solely that of a borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in any of the Properties other than that of mortgagee, beneficiary or lender.

(b) The Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20 Yield Maintenance Premium; Prepayment Premium. Borrowers acknowledge that (a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal become due and owing to Lender on or prior to the Stated Maturity Date (including any payments due under the Guaranty, to the extent applicable), for any reason whatsoever, whether voluntary or involuntary, including as a result of any acceleration of the Loan pursuant to the terms of this Agreement, by operation of law or otherwise or after an Event of Default, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrowers agree that, except as expressly provided in Section

2.3.2 or Article 7 hereof, during the continuance of an Event of Default and/or at any time from and after the acceleration of the Debt by the terms of this Agreement, operation of law or otherwise, any payments of Principal and accrued interest and other sums due under the Loan Documents, shall include the Yield Maintenance Premium and Prepayment Premium applicable to such Principal; provided, however, that the foregoing shall not be deemed to imply that the Loan may be voluntarily prepaid in any manner or under any circumstance other than as expressly set forth in this Agreement. Such Yield Maintenance Premium and Prepayment Premium shall be required together with such repayment of Principal whether payment is made by Borrowers, by Guarantor (if applicable pursuant to the terms of the Guaranty) or by any other Person on behalf of one or more Borrowers or Guarantor, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Each Borrower further acknowledges that (A) it is a knowledgeable real estate developer and/or investor; (B) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (C) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrowers' obligation to pay a Yield Maintenance Premium and Prepayment Premium (if required); and (D) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Each Borrower also acknowledges that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Yield Maintenance Premium, the Prepayment Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrowers to Lender for the making of the Loan except as expressly permitted hereunder.

10.21 Assignments and Participations.

(a) In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender's rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrowers or any other Person. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects. Except as expressly permitted herein, no Borrower may assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

(b) If Lender sells a participation interest in the Loan, Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Loan or other obligations under the Loan Documents (the "***Participant Registe***r"); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name

is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c) Lender or its designee, acting for this purpose solely as a non-fiduciary agent Borrowers, shall maintain a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "***Register***"). The entries in the Register shall be conclusive absent manifest error, and Borrowers and each Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

10.22 <u>Waiver of Marshalling of Assets</u>. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower's members or partners, as applicable, and others with interests in such Borrower, and of the Property owned by such Borrower, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property owned by such Borrower for the collection of the Debt without any prior or different resort for collection, or of the right of Lender to the payment of the Debt out of the net proceeds of such Property in preference to every other claimant whatsoever.

10.23 <u>Joint and Several Liability</u>. If more than one Person has executed this Agreement as "***Borrower***," the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

10.24 <u>Certain Additional Rights of Lender</u>. Notwithstanding anything to the contrary which may be contained in this Agreement, at all times throughout the Term, upon the request of Lender or any of Lender's successors, assigns or participants in the Loan, the management of Borrowers shall consult with Lender or any of Lender's successors, assigns or participants on significant business issues relating to the operation of the Property and make itself available quarterly either personally or by telephone at mutually agreeable times for such consultation; provided, however, that such consultation need not result in any change in Borrowers' course of action. The aforementioned consultation rights are intended to satisfy the requirement of management rights for purposes of the Department of Labor "plan assets" regulation 29 C.F.R., Section 2510.3 101.

The rights described in this <u>Section 10.24</u> may be exercised by any Person which owns (i) directly or indirectly, substantially all of the interests in Lender, (ii) a participation interest in the Loan or (iii) directly or indirectly, substantially all of the interests in the holder of any such participation interest (it being intended that any such Person described in clauses (i), (ii) and (iii) of this sentence is intended to be a third party beneficiary of the rights granted under this Section 10.24, with the direct right to enforce such rights against Borrowers, notwithstanding the provisions of <u>Section 10.19</u> to the contrary).

10.25 <u>Acknowledgement and Consent to Bail-In of EEA Financial Institutions</u>.

(a) Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii) the effects of any Bail-in Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b) As used in this Section 10.25 the following terms have the following meanings ascribed thereto: (i) "***Bail-In Action***" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; (ii)"***Bail-In Legislation***" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; (iii) "***EEA Financial Institution***" means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (x) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent; (iv) "***EEA Member Country***" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway; (v) "***EEA Resolution Authority***" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; (vi) "***EU Bail-In Legislation Schedule***" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and (vii) "***Write-Down and Conversion***

Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

10.26 Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Lender agrees promptly to notify Borrowers after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.27 Intentionally Omitted.

10.28 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Documents executed, scanned (in .PDF or similar reprographic format), and/or executed electronically using electronic signature software in accordance with the Electronic Signatures in Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act and any applicable state law (collectively, the "E-Signature Laws") (each a method of "Electronic Execution") and transmitted electronically shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such Electronic Execution having the same legal and binding effect as original signatures. Any document accepted, executed or agreed to in conformity with such E-Signature Laws will be binding on all parties as if the same were physically executed. Therefore, the Parties (a) consent to the Electronic Execution of this Agreement and the use of electronic signatures, (b) intend to be bound by the signatures on any document delivered via Electronic Execution, (c) are aware that the other party will rely on such Electronic Execution and (d) waive any defenses to the enforcement of the terms of this Agreement based on an Electronic Execution of this Agreement.

10.29 Negation of Implied Right to Cure Events of Default. Notwithstanding anything contained in this Agreement or any of the other Loan Documents providing that certain rights, remedies or privileges are only available to Lender during the "continuance" of an Event of Default (or words of similar import), each Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Loan Document and Lender has delivered Borrowers written notice of such Event of Default, in each case without the consent of Lender, which consent may be withheld, delayed or denied by Lender in its sole and absolute discretion.

10.30 Cross-Default; Cross-Collateralization. Each Borrower acknowledges that Lender has made the Loan to Borrowers upon the security of its collective interest in the Properties

and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. Each Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

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